                                                                     Exhibit 3.4









                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC











                          EFFECTIVE AS OF JULY 1, 2002

                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1  Definitions........................................................2


ARTICLE 2  Offices and Statutory Agent.......................................10

   2.1   Registered Office and Statutory Agent...............................10
   2.2   Principal Executive Office..........................................10
   2.3   Business............................................................11

ARTICLE 3  Members; Classes; Voting Rights; Meetings of Members..............11

   3.1   Members.............................................................11
   3.2   Classes of Members..................................................11
   3.3   Duties of Members...................................................11
   3.4   Voting Rights.......................................................11
   3.5   Place of Meetings...................................................11
   3.6   Meetings of Members; Notice of Meetings.............................12
   3.7   Quorum..............................................................12
   3.8   Waiver of Notice....................................................12
   3.9   Action by Members Without a Meeting.................................12

ARTICLE 4  Board of Directors................................................13

   4.1   General.............................................................13
   4.2   Number and Classes of Directors.....................................14
   4.3   Election and Removal of Directors...................................14
   4.4   Vacancies; Resignations, Replacements...............................14
   4.5   Term................................................................15
   4.6   Compensation of Directors...........................................15
   4.7   Fiduciary Duties of Directors.......................................15
   4.8   Limitation of Liability.............................................15

ARTICLE 5  Meetings of Board of Directors....................................15

   5.1   Place of Meetings...................................................15
   5.2   Meetings of Directors...............................................15
   5.3   Quorum; Alternates; Participation in Meetings By Conference
         Telephone Permitted; Vote Required for Action.......................16
   5.4   Waiver of Notice; Consent to Meeting................................16
   5.5   Action by Board of Directors Without a Meeting......................16
   5.6   Committees and Subcommittees........................................16

ARTICLE 6  Officers..........................................................17

   6.1   General.............................................................17
   6.2   Appointment and Removal.............................................17
   6.3   Chief Executive Officer and President...............................17
   6.4   Vice Presidents.....................................................17
   6.5   Secretary...........................................................18

   6.6   Chief Financial Officer.............................................18
   6.7   Term................................................................18

ARTICLE 7  Operational Matters...............................................18

   7.1   Board of Director Approval..........................................18
   7.2   Strategic and Business Plans; Reports...............................20

ARTICLE 8  Capital Contributions and Percentage Interests....................21

   8.1   Capital Contributions and Percentage Interests......................21
   8.2   Additional Capital Contributions....................................22
   8.3   Withdrawal or Reduction of Capital Contributions....................22
   8.4   No Return on or of Capital Contributions............................22
   8.5   Capital Accounts....................................................22
   8.6   Loans by Members to the Company.....................................23
   8.7   Treatment of Certain Indemnity Payments.............................23
   8.8   Treatment of Certain Deferred Capital Contributions.................24
   8.9   Special Rule........................................................24
   8.10  Application of the Basket, Tax Basket Amount and Cap................24

ARTICLE 9  Allocation of Profits and Losses; Distributions; Tax and
           Accounting Matters................................................24

   9.1   Allocations.........................................................24
   9.2   Distributions.......................................................28
   9.3   Accounting Matters..................................................34
   9.4   Tax Status and Returns..............................................34
   9.5   754 Election and Other Tax Elections................................34
   9.6   Tax Matters Partner.................................................34

ARTICLE 10  Restrictions on Transfer.........................................35

   10.1  Transfer of Interests...............................................35
   10.2  Conditions of Transfer..............................................35
   10.3  Admission of Substitute Member......................................35
   10.4  Effect of Transfer without Approval.................................36
   10.5  Liability for Breach................................................36
   10.6  Permitted Transfers Subject to Right of First Refusal...............36
   10.7  Permitted Transfers Among Wholly-Owned Affiliates...................37
   10.8  Transfers of Equity Interests in a Member...........................37

ARTICLE 11  Competition......................................................38

   11.1  General.............................................................38
   11.2  Resolution of Competitive Conflicts.................................38

ARTICLE 12  Term and Dissolution.............................................39

   12.1  Term................................................................39
   12.2  Dissolution.........................................................39
   12.3  Liquidation.........................................................39
   12.4  Liabilities.........................................................40
   12.5  Settling of Accounts................................................40

   12.6  Distribution of Proceeds.............................................40
   12.7  Certificate of Cancellation..........................................41

ARTICLE 13  Indemnification...................................................41

   13.1  Indemnification:  Proceeding Other Than by Company...................41
   13.2  Indemnification:  Proceeding by Company..............................42
   13.3  Mandatory Advancement of Expenses....................................42
   13.4  Effect and Continuation..............................................43
   13.5  Insurance and Other Financial Arrangements...........................43
   13.6  Notice of Indemnification and Advancement............................44
   13.7  Repeal or Modification...............................................44

ARTICLE 14  Inspection of Company Records; Annual and Other Reports...........44

   14.1  Records to be Kept...................................................44
   14.2  Access to Company Information........................................44
   14.3  Annual and Quarterly Reports.........................................45

ARTICLE 15  Defaults and Remedies.............................................45

   15.1  Defaults.............................................................45
   15.2  Remedies.............................................................45
   15.3  No Waiver............................................................45

ARTICLE 16  Miscellaneous.....................................................46

   16.1  Amendments...........................................................46
   16.2  Representation of Shares of Companies or Interests in Other Entities
   16.3  Seal.................................................................46
   16.4  Actions by Class P Members and Class C Members.......................46
   16.5  Entire Agreement.....................................................46
   16.6  Third Parties........................................................46
   16.7  Governing Law; Jurisdiction and Forum; Waiver of Jury Trial..........47
   16.8  Counterparts.........................................................47
   16.9  Titles and Subtitles; Form of Pronouns; Construction and Definitions.47
   16.10 Delaware Limited Liability Company Act Prevails......................47
   16.11 Severability.........................................................48

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC



      THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into effective as of July 1, 2002 (the "Preferred Contribution Effective Date") by and between ChevronTexaco Corporation, a Delaware corporation ("ChevronTexaco"), Phillips Petroleum Company, a Delaware corporation ("Phillips," or the "Initial Phillips Member"), Chevron U.S.A. Inc., a Pennsylvania corporation ("CUSA," or the "Initial Chevron Member"), Phillips Chemical Holdings Company (formerly Drilling Specialties Co.), a Delaware corporation ("Chemical Holdings"), WesTTex 66 Pipeline Co., a Delaware corporation ("WesTTex 66"), and Phillips Petroleum International Corporation, a Delaware corporation ("PPIC").

                             W I T N E S S E T H:

      WHEREAS, on May 23, 2000, a Certificate of Formation (the "Certificate") for Chevron Phillips Chemical Company LLC (the "Company"), a limited liability company organized under the laws of the State of Delaware, was filed with the Secretary of State of the State of Delaware; and

      WHEREAS, the Initial Chevron Member and the Initial Phillips Member entered into the original Limited Liability Company Agreement of the Company (the "Original LLC Agreement") on May 23, 2000; and

      WHEREAS, on July 1, 2000, the Members (as defined herein), including the Initial Chevron Member and the Initial Phillips Member, entered into an Amended and Restated Limited Liability Company Agreement (the "Amended & Restated LLC Agreement") that amended and restated the Original LLC Agreement in its entirety; and

      WHEREAS, the Amended & Restated LLC Agreement was amended, effective as of July 1, 2000, by Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company ("Amendment No. 1 to the Amended & Restated LLC Agreement"); and

      WHEREAS, the Members desire to make a preferred contribution to the capital of the Company in consideration of the issuance by the Company of Preferred Interests (as hereinafter defined); and

      WHEREAS, pursuant to Section 16.1(a) of the Amended & Restated LLC Agreement, the Members desire to amend and restate the Amended & Restated LLC Agreement in its entirety to incorporate in one document the amendments made by Amendment No. 1 to the Amended & Restated LLC Agreement, to provide for the issuance of the Preferred Interests, and to make certain other revisions to the Amended & Restated LLC Agreement:

      NOW, THEREFORE, the Members by this Agreement set forth the limited liability company agreement for the Company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101 et seq., the "Act") upon the following terms and conditions:

                                    ARTICLE 1

                                   DEFINITIONS

      Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Article 1.

      "ADJUSTED CAPITAL ACCOUNT BALANCE" means each Member's Capital Account, increased by the amount of such Member's share of "minimum gain" and "partner nonrecourse debt minimum gain" as such terms are defined in Treasury Regulation 1.704-2 and such other amounts as such Member is unconditionally obligated to contribute hereunder.

      "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (a) Credit such Capital Account by any amounts which such Member is obligated to restore pursuant to this Agreement (including any note obligations) or is deemed to be obligated to restore pursuant to the penultimate sentence of each of sections 1.704-2(i)(5) and 1.704-2(g)(1) of the Income Tax Regulations; and

            (b) Debit such Capital Account by the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Income Tax Regulations.

      The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations and shall be interpreted consistently therewith.

      "ADJUSTED CLASS C FINANCIAL STATEMENT NET CONTRIBUTION" has the meaning set forth in Section 8.1(c)(ii).

      "ADJUSTED CLASS P FINANCIAL STATEMENT NET CONTRIBUTION" has the meaning set forth in Section 8.1(c)(ii).

      "ADJUSTED TAXABLE INCOME" means, for a Fiscal Year, Fiscal Quarter or other period, the federal taxable income allocated by the Company to the Member for such Fiscal Year, Fiscal Quarter or other period; PROVIDED, that such taxable income shall be computed by taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

      "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

      "AGREEMENT" means this Second Amended and Restated Limited Liability Company Agreement, as originally executed and as amended, modified or supplemented from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

      "BASKET" has the meaning set forth in Article I of the Contribution Agreement.

      "BOARD OF DIRECTORS" has the meaning set forth in Section 4.1.

      "CAP" has the meaning set forth in Article I of the Contribution
Agreement.

      "CAPITAL ACCOUNT" has the meaning set forth in Section 8.5.

      "CAPITAL CONTRIBUTIONS" means the contributions made by the Members to the capital of the Company pursuant to Section 8.1 or 8.2 hereof and, in the case of all the Members, the aggregate of all such Capital Contributions.

      "CARRYING VALUE" means, with respect to any Company asset, such asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The fair market value as agreed by the Members, when contributed, of an asset contributed to the Company by any Member. The aggregate Carrying Value effective as of the Closing of the assets initially contributed by each Member to the Company pursuant to Section 8.1(a) of the Amended & Restated LLC Agreement, is the amount that was determined in accordance with Section 8.1(c) of the Amended & Restated LLC Agreement.

            (b) The Carrying Values of all Company assets shall be adjusted to equal their respective fair market values as agreed to by the Board of Directors, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Members as though such assets had been sold for their respective fair market values as of the following times: (i) immediately before the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) upon the distribution by the Company to a Member of more than a de minimis amount of Company assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company assets in proportion to their interests in the Company; (iii) the date the Company is liquidated within the meaning of section 1.704-1(b)(2)(ii)(g) of the Income Tax Regulations; and (iv) the termination of the Company pursuant to the provisions of this Agreement.

            (c) The Carrying Value of the Company assets shall be increased or decreased to the extent required under section 1.704-1(b)(2)(iv)(m) of the Income

      Tax Regulations in the event that the adjusted tax basis of Company assets are adjusted pursuant to section 732, 734 or 743 of the Code, PROVIDED, however, that the Carrying Value shall not be adjusted pursuant to this subparagraph (c) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (c).

            (d) The Carrying Value of a Company asset that is distributed (whether in liquidation of the Company or otherwise) to one or more Members shall be adjusted to equal its fair market value at the time of such distribution as determined by the Board of Directors, and the resulting unrecognized gain or loss shall be allocated to the Capital Accounts of the Members as though such asset had been sold for such fair market value.

            (e) The Carrying Value of a Company asset shall be adjusted by the Depreciation attributable to such asset.

      "CASH EARNINGS" shall mean the Company's Net Profit for each Fiscal Quarter, (i) exclusive of any net income as so computed of the Company's non-United States subsidiaries that has not been distributed by such subsidiaries to the Company or the Company's United States subsidiaries, (ii) increased by depreciation, amortization, cost recovery allowances and other non-cash charges deducted in determining the Company's Net Profit, and (iii) decreased by any income or franchise taxes (including without limitation withholding or branch profits taxes on distributions made or deemed made to the Company) imposed on the Company (as distinguished from income taxes imposed on the Members), to the extent not already deducted in computing Net Profit.

      "CHEMICALS BUSINESS" means the lines of business comprising P Chem and C Chem (as defined in the Contribution Agreement), other petrochemicals businesses and related businesses; PROVIDED, HOWEVER, that Chemicals Business shall not include any specific businesses comprising Chevron Excluded Assets or Phillips Excluded Assets (as defined in the Contribution Agreement).

      "CHEVRON PIPE LINE CONTRIBUTION" shall have the meaning set forth in Exhibit A-2 of the Contribution Agreement.

      "CLASS C FINANCIAL STATEMENT NET CONTRIBUTION" has the meaning set forth in Section 8.1(c)(i).

      "CLASS C MEMBER" includes CUSA and any other Member to whom a Class C Member Transfers a Membership Interest in accordance with this Agreement; PROVIDED, HOWEVER, that a Class C Member shall cease to be a Class C Member upon the Transfer of all of such Person's Membership Interest in accordance with this Agreement.

      "CLASS C MEMBERS AGGREGATE ALLOCABLE SHARE" means, for each Fiscal Year, Fiscal Quarter or other period of the Company, the sum of the Adjusted Taxable Income of the Company allocated to all Class C Members for such Fiscal Year, Fiscal Quarter or other period.

      "CLASS P FINANCIAL STATEMENT NET CONTRIBUTION" has the meaning set forth in Section 8.1(c)(i).

       "CLASS P MEMBER" includes Phillips, Chemical Holdings, WesTTex 66 and PPIC, and any other Member to whom a Class P Member Transfers a Membership Interest in accordance with this Agreement; PROVIDED, HOWEVER, that a Class P Member shall cease to be a Class P Member upon the Transfer of all of such Person's Membership Interest in accordance with this Agreement.

      "CLASS P MEMBERS AGGREGATE ALLOCABLE SHARE" means, for each Fiscal Year, Fiscal Quarter or other period of the Company, the sum of the Adjusted Taxable Income of the Company allocated to all Class P Members for such Fiscal Year, Fiscal Quarter or other period.

      "CLASS MEMBERSHIP INTEREST" means the aggregate Membership Interest of all of the Class C Members or all of the Class P Members, as the case may be.

      "CLOSING" has the meaning provided for in the Contribution Agreement.

      "CLOSING DATE" means the date of the Closing.

      "CODE" means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law.

      "COMPANY INDEMNIFIABLE PAYMENT" has the meaning set forth in Section 8.7.

      "COMPANY MINIMUM GAIN" has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Income Tax Regulations for the phrase "partnership minimum gain."

      "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement, dated as of May 23, 2000, by and among Chevron Corporation, Phillips Petroleum Company and the Company.

      "COSTS" means the sum of all cash expenditures made by the Company in connection with the ownership of the Company's assets and the operation of the Company's business, including, without limitation, the cost of all materials purchased, goods returned, services provided and other similar fees, costs and expenses; all real estate and sales taxes; all insurance premiums; all payments of principal and interest on Company indebtedness; any distributions to Members, and other similar expenditures.

      "DEPRECIATION" means, for a Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, then Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board of Directors.

      "DIRECTOR" means a Person who is elected as a Director of the Company pursuant to Section 4.3 or 4.4 of this Agreement.

      "FISCAL QUARTER" means the three (3) month period beginning on the first day of the Company's Fiscal Year, and each subsequent (3) month period within the Company's Fiscal Year.

      "FISCAL YEAR" means the Company's tax year for U.S. federal income tax purposes specified in Section 9.3.

      "INCOME TAX REGULATIONS" means the regulations issued with respect to the Code.

      "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the meanings set forth in Article I of the Contribution Agreement.

      "K-RESIN ACCIDENT" means the fire and explosion on March 27, 2000 that took place at the Phillips K-Resin plant located in Pasadena, Texas.

      "LEVERAGE RATIO DEFICIT" means, as of any relevant date, the amount, if any, by which the book value of the indebtedness for money borrowed would need to increase, without the Company's receiving and holding an asset of corresponding value, to cause the Company's Total Debt to Total Capitalization Ratio, as of such date, to increase to 20%.

      "MANDATORY REDEMPTION PAYMENT" shall have the meaning set forth in Section 9.2(j)(i).

      "MEMBER" has the meaning set forth in Section 3.1.

      "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member, equal to the Company Minimum Gain that would result if all such Member's Member Nonrecourse Debt were treated as a Nonrecourse Liability, as determined in accordance with section 1.704-2(i)(3) of the Income Tax Regulations.

      "MEMBER NONRECOURSE DEBT" has the meaning set forth in section 1.704-2(b)(4) of the Income Tax Regulations for the phrase "partner nonrecourse debt."

      "MEMBER NONRECOURSE DEDUCTION" has the meaning set forth in section 1.704-2(i)(2) of the Income Tax Regulations for the phrase "partner nonrecourse deduction."

      "MEMBER'S PROPORTIONATE TAX SHARE" means (i) with respect to a Class C Member, the product of (X) the Tax Distribution for the Fiscal Year, Fiscal Quarter or other period, as applicable, and (Y) a fraction, the numerator of which is the Percentage Interest of such Class C Member for such Fiscal Year, Fiscal Quarter or other period and the denominator is the sum of the Percentage Interests for all Class C Members for such Fiscal Year, Fiscal Quarter or other period and (ii) with respect to a Class P Member, the product of (X) the Tax Distribution for the Fiscal Year, Fiscal Quarter or other period, as applicable, and (Y) a fraction, the numerator of which is the Percentage Interest of such Class P Member for such Fiscal Year, Fiscal Quarter or other period and the denominator is the sum of the Percentage Interests for all Class P Members for such Fiscal Year, Fiscal Quarter or other period. In the event that the Percentage Interest of a Member changes during any Fiscal Year, Fiscal Quarter or other period, the Member's

Proportionate Tax Share of such Member and the other Class P Members or Class C Members, as the case may be, for such Fiscal Year, Fiscal Quarter or other period shall be appropriately adjusted to take into account the Class P Members' or Class C Members', as the case may be, varying interests. In no event shall the application of the foregoing formula result in the Class C Members in the aggregate or the Class P Members in the aggregate receiving an amount in excess of the Tax Calculation Share applicable to such Fiscal Year, Fiscal Quarter or other period.

      "MEMBERSHIP INTEREST" means the ownership interest of a Member in the Company, including a Member's Preferred Interest (to the extent not fully redeemed in accordance with Sections 9.2(j) or 9.2(k)) and right to share in the Company's items of income, gain, loss, deduction, credits and similar items, and the right to receive distributions from the Company, as well as a Member's rights to vote and otherwise participate in the operation or affairs of the Company as provided for herein and under the Act.

      "MINIMUM LEVERAGE DISTRIBUTION" means the lesser of (x) five (5) times the amount of the Leverage Ratio Deficit or (y) the Net Cash Available for Distribution.

      "NET CASH AVAILABLE FOR DISTRIBUTION" means (i) the excess, for each semi-annual period ending on the last day of the second and fourth Fiscal Quarter of each Fiscal Year, of Revenues for such period over Costs for such period; plus (ii) cash and cash equivalent securities on hand at the beginning of such period; minus (iii) adequate reserves for working capital, approved future expenditures and known liabilities.

      "NET PROFIT" or "NET LOSS" means for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

            (b) Any expenditure of the Company described in section 705(a)(2)(B) of the Code or treated as such expenditure pursuant to section 1.704-1(b)(2)(iv)(i) of the Income Tax Regulations, and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

            (c) Gain or loss resulting from any disposition of Company assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Company assets disposed of, notwithstanding that the adjusted tax basis of such Company assets differs from its Carrying Value;

            (d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

            (e) To the extent an adjustment to the adjusted tax basis of any asset included in Company assets pursuant to section 734(b) of the Code or section 743(b) is required pursuant to section 1.704-1(b)(2)(iv)(m)(4) of the Income Tax Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profit and Net Loss;

            (f) If the Carrying Value of any Company asset is adjusted in accordance with either of clauses (b) or (d) of the definition of "Carrying Value," the amount of such adjustment shall be taken into account in the Fiscal Year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss; and

            (g) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 9.1(b) shall not be taken into account in computing Net Profit or Net Loss.

      "NONRECOURSE DEDUCTIONS" has the meaning set forth in section 1.704-2(c) of the Income Tax Regulations.

      "NONRECOURSE LIABILITY" has the meaning set forth in section 1.704-2(b)(3) of the Income Tax Regulations.

      "OPTIONAL REDEMPTION AMOUNT" shall have the meaning set forth in Section 9.2(k)(ii).

      "PARENT" means, when used with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which owns or controls, directly or indirectly, 50% or more of the outstanding voting securities (or equivalent voting interests) of such Person.

      "PERCENTAGE INTEREST" means a Member's percentage interest in the Company as set forth opposite such Member's name on Schedule 2 hereto.

      "PERSON" means any general partnership, limited partnership, joint venture, association, corporation, limited liability company, trust or other entity and, where the contexts so permits or requires, a natural person.

      "PRE-ADJUSTMENT EXCESS" has the meaning set forth in Section 8.1(b).

      "PREFERRED CONTRIBUTION" shall mean, with respect to each Member, such Member's respective Capital Contribution made to the Company on the date of this Agreement pursuant to Section 8.1(d).

      "PREFERRED DISTRIBUTION" shall have the meaning set forth in Section 9.2(i)(i).

      "PREFERRED DISTRIBUTION DATE" shall have the meaning set forth in Section 9.2(i)(iii).

      "PREFERRED INTEREST" shall mean a Member's equity interest in the Company as set forth in Article 1 and Sections 7.1(a)(iv), 7.1(a)(xiii), 8.1(d), 8.5, 9.1(g), 9.1(i). 9.2(c), 9.2(i), 9.2(j), 9.2(k) and 12.6 of this Agreement.

      "PREFERRED PERCENTAGE INTEREST" means with respect to a Member as of any date of determination, the percentage determined by dividing the amount of Unrecovered Preferred Contribution of such Member on such date by the aggregate amount of Unrecovered Preferred Contributions of all Members on such date. The Preferred Percentage Interests as of the effective date of this Agreement are set forth opposite the names of the Members on Schedule 2 hereto.

       "PREFERRED TARGET RATIO" shall mean a Total Debt to Total Capitalization Ratio of 27% or less, as calculated based upon the Company's balance sheet as of the last day of a Fiscal Quarter. Preferred Contributions shall be deemed Member's equity for purposes of calculating the Preferred Target Ratio.

      "PREFERRED YIELD" shall have the meaning set forth in Section 9.2(i)(i).

      "QUARTERLY TAX DISTRIBUTION" means, for each Member for each of the first three Fiscal Quarters of the Company during the term of the Company, such Member's Proportionate Tax Share for such Fiscal Quarter.

      "REVENUES" means revenues and receipts of every kind and nature (from both cash and credit transactions), including sales proceeds, rental, license, lease or other income, net proceeds from issuance of indebtedness, proceeds from insurance and all other similar items, but excluding (i) payments received as an advance or deposit, until actually applied by the Company; and (ii) except as otherwise expressly agreed by the Members, the amount of any Capital Contributions.

      "RIGHT OF OPTIONAL REDEMPTION" shall have the meaning as set forth in
Section 9.2(k)(i).

      "SUBSIDIARY" means, when used with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which such Person owns or controls, directly or indirectly, 50% or more of the outstanding voting securities (or equivalent voting interests).

      "TAX BASKET AMOUNT" shall have the meaning set forth in Section 1.11 of Annex B to the Contribution Agreement.

      "TAX CALCULATION SHARE" means, for each Fiscal Year, Fiscal Quarter or other period, the greater of (i) the Class P Members Aggregate Allocable Share for such Fiscal Year, Fiscal Quarter or other period and (ii) the Class C Members Aggregate Allocable Share for such Fiscal Year, Fiscal Quarter or other period.

      "TAX DISTRIBUTION" means, for each Fiscal Year, Fiscal Quarter or other period of the Company during the term of the Company, the product of (i) the Tax Calculation Share for such

Fiscal Year, Fiscal Quarter or other period and (ii) the Tax Rate for such Fiscal Year, Fiscal Quarter or other period.

      "TAX RATE" means the marginal blended tax rate determined by assuming that
(i) such Person is a corporation subject to the highest marginal corporate United States federal income tax rate applicable for the applicable period, (ii) such Person is subject to franchise and other income taxes at a combined rate initially determined to be 5% (which rate may be periodically changed to such rate as shall be agreed upon by the Class C Member(s) and Class P Member(s)), and (iii) the franchise and other income taxes described in the preceding clause
(ii) are deductible for United States federal income tax purposes.

      "TOTAL DEBT TO TOTAL CAPITALIZATION RATIO" means the ratio, the numerator of which is the sum of the Company's long-term debt plus current maturities, commercial paper and other short-term borrowings, and the denominator of which is the sum of the Company's long-term debt plus current maturities, commercial paper and other short-term borrowings plus Members' equity plus minority interest, if any, all as set forth in the Company's balance sheet as of the last day of the relevant Fiscal Quarter or Fiscal Year.

      "UNPAID PREFERRED YIELD" means, as of any date of determination, an amount equal to the excess, if any, of (i) the aggregate amount of Preferred Yield accrued on Preferred Contributions pursuant to Section 9.2(i) for all periods up to and including such date, over (ii) the aggregate amount of Preferred Distributions previously paid by the Company.

      "UNRECOVERED PREFERRED CONTRIBUTION" means with respect to a Member, as of any date of determination, (i) the total amount contributed to the capital of the Company by such Member as a Preferred Contribution as of such date minus
(ii) the aggregate amount of distributions by the Company to such Member under
Section 9.2(j) and/or Section 9.2(k) as of such date to the extent made in return of such Member's Preferred Contribution.

      "ULTIMATE PARENT" means, with respect to any Person, a Parent who is not a Subsidiary of any other Person.

      "WHOLLY-OWNED AFFILIATE" means a wholly-owned Subsidiary of the Ultimate Parent of a Member.

                                    ARTICLE 2

                           OFFICES AND STATUTORY AGENT

      2.1 REGISTERED OFFICE AND STATUTORY AGENT. The registered office and statutory agent in Delaware required by the Act shall be as set forth in the Certificate until such time as the registered office or statutory agent is changed in accordance with the Act.

      2.2 PRINCIPAL EXECUTIVE OFFICE. The location of the principal executive office for the transaction of the business of the Company shall be Houston, Texas, or such other location as determined by the Board of Directors from time to time.

      2.3 BUSINESS. The Company may carry on any lawful business, purpose or activity which is permitted to be carried on by a limited liability company under the Act. The actual business of the Company shall be determined by the Board of Directors.

                                    ARTICLE 3

             MEMBERS; CLASSES; VOTING RIGHTS; MEETINGS OF MEMBERS

      3.1 MEMBERS. Each party to this Agreement, except for ChevronTexaco, and each person admitted as a Member pursuant to this Agreement shall be a member of the Company until they cease to be a member in accordance with the provisions of the Act, the Certificate or this Agreement (the "Members"). The names of the Members shall be set forth on Schedule 1 hereto.

      3.2 CLASSES OF MEMBERS. The Membership Interests in the Company shall be divided into two (2) classes of members, such classes being designated as Class C Members and Class P Members.

      3.3 DUTIES OF MEMBERS. Members shall not owe duties, fiduciary or otherwise, or obligations to the Company or other Members, except as expressly set forth herein.

      3.4 VOTING RIGHTS.

      (a) Except as may otherwise be provided by this Agreement or the Act or the Certificate, the unanimous vote of the Members on a matter shall constitute the act of the Members.

      (b) The Members shall have the right to elect Directors in accordance with Sections 4.3 and 4.4 of this Agreement.

      (c) Only Persons whose names are listed as Members on the records of the Company at the close of business on the business day immediately preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day immediately preceding the day on which the meeting of Members is held (except that the record date for Members entitled to give consent to action without a meeting shall be determined in accordance with
Section 3.9) shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting. Any Member entitled to vote on any matter shall be entitled to cast that number of votes equal to such Member's Percentage Interest and may cast part of the votes in favor of the proposal and refrain from exercising the remaining votes or vote against the proposal (other than elections of a Director), but if the Member fails to specify the number of votes such Member is exercising affirmatively, it will be conclusively presumed that the Member's approving vote is with respect to all votes such Member is entitled to cast. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a Member at any election and before the voting begins.

      3.5 PLACE OF MEETINGS. All meetings of the Members shall be held at any place within or without the State of Delaware which may be designated either by the Board of Directors or by the written consent of all Members entitled to vote thereat given either before or after the meeting and filed with the secretary. In the event of any inconsistency in the places designated by the Board of Directors or the Members as herein provided, or in the absence of any such designation, Members' meetings shall be held at the principal executive office of the Company.

      3.6 MEETINGS OF MEMBERS; NOTICE OF MEETINGS. Meetings of the Members for the purpose of taking any action permitted to be taken by the Members may be called by a majority of the Directors or by Members holding a majority of the Percentage Interests. Upon request in writing that a meeting of Members be called for any proper purpose, the Secretary forthwith shall cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such meetings shall be given personally, in writing, via electronic means or via facsimile to each Member entitled to vote not less than thirty-five (35) nor more than sixty (60) days before the meeting. Such notices shall state:

      (a) The place, date and hour of the meeting;

      (b) Those matters which the Directors, at the time of the mailing of the notice, intend to present for action by the Members; and

      (c) The names of the Directors intended at the time of the notice to be presented for election.

      3.7 QUORUM. The presence at any meeting in person or by proxy of Members holding one-hundred percent (100%) of the aggregate Percentage Interests entitled to vote at such meeting shall constitute a quorum for the transaction of business.

      3.8 WAIVER OF NOTICE. The actions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any regular or special meeting of Members. All such waivers, consents or approvals shall be filed with the Company records and made a part of the minutes of the meeting.

      Attendance of a Member at a meeting shall also constitute a waiver of notice of and presence at such meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting.

      3.9 ACTION BY MEMBERS WITHOUT A MEETING. Directors may be elected or removed without a meeting by a consent in writing, setting forth the action so taken, signed by Members entitled to elect or remove Directors in accordance with Section 4.3; in addition, a Director may be elected at any time to fill a vacancy by a written consent signed by Members entitled to elect or remove Directors in accordance with Section 4.3. Notice of such election shall be promptly given to nonconsenting Members.

      Any other action which, under any provision of the Act or the Certificate or this Agreement, may be taken at a meeting of the Members, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the Company and shall be maintained in the Company's records.

      Unless the consents of all Members entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any action approved by Members without a meeting by less than unanimous written consent to those Members entitled to vote who have not consented in writing.

      Unless the Board of Directors sets a record date for the determination of Members entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

      Any Member giving a written consent, or the Member's proxyholders, or a personal representative of the Member or their respective proxyholders, may revoke the consent by a writing received by the secretary prior to the time that written consents of the number of votes required to authorize the proposed action have been filed with the secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary or, if there shall be no person then holding such office, upon its receipt by any other officer or Director of the Company.

                                    ARTICLE 4

                               BOARD OF DIRECTORS

      4.1 GENERAL. Subject to the provisions of the Act and any limitations in the Certificate and this Agreement as to action required to be authorized or approved by the Members, the business and affairs of the Company shall be managed and all its powers shall be exercised by the Members, who have in turn delegated their authority to manage the business and affairs of the Company and to exercise all of the Company's powers to the board of directors of the Company (the "Board of Directors"), who have in turn delegated to the Officers (as defined herein) such portions of the authority of the Board of Directors as set forth herein (and as may be set forth in resolutions of the Board of Directors), provided that any delegation of authority to the Officers set forth herein or otherwise is subject to the discretion of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers:

      (a) To conduct, manage and control the business and affairs of the Company, including, to the extent determined by the Board of Directors, managing any Subsidiary limited liability company and to make such rules and regulations therefor not inconsistent with law or with the Certificate or with this Agreement, as the Board of Directors shall deem to be in the best interests of the Company;

      (b) To appoint and remove at pleasure the officers, agents and employees of the Company, prescribe their duties and fix their compensation;

      (c) To borrow money and incur indebtedness for the purposes of the Company and to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

      (d) To designate an executive and other committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors, and to prescribe the manner in which proceedings of such committees shall be conducted; and

      (e) To acquire real and personal property, arrange financing, enter into contracts and complete all other arrangements needed to effectuate the business of the Company.

      4.2 NUMBER AND CLASSES OF DIRECTORS. The Board of Directors shall consist of four (4) voting Directors (the "Voting Directors") and two (2) non-voting Directors (the "Non-Voting Directors").

      4.3 ELECTION AND REMOVAL OF DIRECTORS. The Directors shall be elected as follows:

      (a) The Class C Member(s) shall elect two (2) Voting Directors (individually, a "Class C Director", and together, the "Class C Directors").

      (b) The Class P Member(s) shall elect two (2) Voting Directors (individually, a "Class P Director", and together, the "Class P Directors").

      (c) The Class C Member(s) may remove, at any time, either or both of the Class C Directors, with or without cause. The Class P Member(s) may remove, at any time, either or both of the Class P Directors, with or without cause.

      (d) The chief executive officer and the chief financial officer of the Company shall be ex officio the two Non-Voting Directors. The Non-Voting Directors may be removed at any time by the Board of Directors. If either the office of chief executive officer or the office of chief financial officer is vacant, the Non-Voting Director position associated with such office shall also be vacant.

      4.4 VACANCIES; RESIGNATIONS, REPLACEMENTS.

      (a) Upon the death, resignation or removal of any Voting Director, the Member(s) that elected such Voting Director is authorized to fill the vacancy and shall have power to elect a successor to take office when the resignation, removal or deemed vacancy becomes effective.

      (b) Any Voting Director may resign effective upon giving thirty (30) days written notice to each Member of the Company, unless the notice specifies a later time for the effectiveness of such resignation.

      4.5 TERM. The Class C Directors and Class P Directors shall hold office until their removal pursuant to this Agreement or until their respective successors are elected and qualified pursuant to this Agreement.

      4.6 COMPENSATION OF DIRECTORS. Directors of the Company, as such, shall not be entitled to compensation, unless otherwise unanimously approved by the Members.

      4.7 FIDUCIARY DUTIES OF DIRECTORS. The Class C Directors shall owe fiduciary duties exclusively to the Class C Member(s), and the Class P Directors shall owe fiduciary duties exclusively to the Class P Member(s). No person shall be authorized to institute an action against a Voting Director for breach of fiduciary duty other than a Member to whom a fiduciary duty is owed pursuant to the previous sentence.

      4.8 LIMITATION OF LIABILITY. The Voting Directors shall not be liable to the Company or its Members for actions taken in good faith.

                                    ARTICLE 5

                         MEETINGS OF BOARD OF DIRECTORS

      5.1 PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board of Directors. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Company, except as provided in Section 5.2.

      5.2 MEETINGS OF DIRECTORS. The Board of Directors shall meet at least six
(6) times per Fiscal Year, pursuant to a schedule established by the Board of Directors as early as practicable each Fiscal Year. In addition, meetings of the Board of Directors for any purpose or purposes may be called at any time by any Director. Notice of the time and place of meetings shall be delivered personally or by telephone to each Director, or sent by first-class mail or by telex, telegram, electronic mail or facsimile transmission, charges prepaid, addressed to him or her at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Board of Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by telex, electronic mail or facsimile transmission, it shall be delivered to a common carrier for transmission to the Director or actually transmitted by the person giving the notice by electronic means to the Director at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone shall be communicated directly to the Director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Directors. The notice need not specify the purpose of the meeting.

      5.3 QUORUM; ALTERNATES; PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED; VOTE REQUIRED FOR ACTION.

      (a) The presence of at least one Class C Director and at least one Class P Director constitutes a quorum for the transaction of business. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the Board of Directors, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

      (b) Each Voting Director may, by written notice given to the chief executive officer, appoint an alternate to attend and vote at meetings, or at any particular meeting, if the Voting Director is unable to attend. The presence of an alternate at any meeting shall be deemed to be presence of the Director at such meeting for all purposes, and the vote of such alternate shall be deemed to be the vote of the relevant Director. No Director may retract the vote of any duly appointed alternate on behalf of such Director after the close of the meeting at which such vote is made. In the event that the Director who appointed an alternate attends a meeting, the appointment of such alternate shall be ineffective for such meeting, and the alternate shall have no right to be present or to participate in that meeting.

      (c) Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can communicate with and hear one another.

      (d) Every act or decision done or made the Board of Directors shall require the unanimous consent of all Voting Directors present at a meeting duly held at which a quorum is present.

      5.4 WAIVER OF NOTICE; CONSENT TO MEETING. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company's records and made a part of the minutes of the meeting.

      5.5 ACTION BY BOARD OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if at least one Class C Director and at least one Class P Director (or their alternates who have been appointed pursuant to Section 5.3(b) above) shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

      5.6 COMMITTEES AND SUBCOMMITTEES. The provisions of this Article 5 shall also apply, with necessary changes in points of detail, to committees and subcommittees of the Board of

Directors, if any, and to actions by such committees or subcommittees (except for the first sentence of Section 5.2, which shall not apply, and except that special meetings of a committee or subcommittee may also be called at any time by any two members of the committee or subcommittee), unless otherwise provided by this Agreement or by the resolution of the Board of Directors designating such committee or subcommittee. For such purpose, references to the Directors collectively shall be deemed to refer to each such committee or subcommittee, and references to "Directors" shall be deemed to refer to members of the committee or subcommittee. In addition, the Members intend that the Board of Directors appoint a separate committee responsible for taxes and that such committee at least be given the authority to make routine and/or recurring decisions with respect to taxes.

                                    ARTICLE 6

                                    OFFICERS

      6.1 GENERAL. Subject to the provisions of the Act, the Certificate and this Agreement, the Board of Directors shall from time to time to appoint one or more individuals who shall be termed officers of the Company (the "Officers"). Subject to the decision and control of the Board of Directors, the Officers of the Company shall manage the day-to-day activities and affairs and will have discretion with regard to all matters not otherwise reserved to the Board of Directors of the Company. Each Officer shall hold his or her respective office at the pleasure of the Board of Directors. Except as otherwise specifically provided for below, an Officer need not be a Member or Director of the Company, and any number of offices may be held by the same person. The Officers of the Company shall include a president and chief executive officer, a chief financial officer, and a secretary. The Company may also have, at the discretion of the Board of Directors, one or more vice presidents, and such other Officers as may be designated from time to time by the Board of Directors.

      6.2 APPOINTMENT AND REMOVAL. Officers shall be appointed by the Board of Directors. Each Officer, including an Officer elected to fill a vacancy, shall hold office until his or her successor is elected, except as otherwise provided by the Act or the Certificate, unless earlier removed pursuant to this Section
6.2. Any Officer may be removed, with or without cause, at any time by the Board of Directors.

      6.3 CHIEF EXECUTIVE OFFICER AND PRESIDENT. The chief executive officer and president shall, subject to the oversight and control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Company. Subject to Section 7.1 hereof, the chief executive officer and president shall have all of the powers which are ordinarily inherent in the office of the chief executive officer and president of a corporation, and he shall have such further powers and shall perform such further duties, as may be prescribed for him by the Board of Directors.

      6.4 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the chief executive officer, or, if not ranked, the vice president designated by the chief executive officer, shall perform all of the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by president or by this Agreement or by the Board of Directors.

      6.5 SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Company, or such other place as the president may order, a book of minutes of all proceedings of the Members and of the Board of Directors, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present and the number of votes present or represented at Members' or Board of Directors meetings. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the Company, shall give or cause to be given notice of all the meetings of the Members required by the Agreement or by law to be given, and he shall keep the seal of the Company, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the president or by this Agreement or by the Board of Directors.

      6.6 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Company. The chief financial officer shall keep or cause to be kept at the principal executive office of the Company a record of Members showing (i) the names of the Members and their addresses, (ii) their respective initial and all their respective subsequent Capital Contributions, (and ) their respective Unpaid Preferred Yield, Unrecovered Preferred Contributions, Percentage Interests and Preferred Percentage Interests, as they may vary from time to time. The chief financial officer shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same only in such manner as the chief executive officer or the appropriate officers of the Company may from time to time determine, shall render, whenever requested, an account of all his transactions as chief financial officer and of the financial condition of the Company, and shall perform such further duties as the chief executive officer or this Agreement or the Board of Directors may prescribe.

      6.7 TERM. The initial Officers of the Company were appointed for a term of three years from the Closing, which term may be renewed by the Board of Directors. Notwithstanding the foregoing sentence, the initial Officers shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors in its discretion at any time prior to the end of their three year terms pursuant to Section 6.2 hereof. Any subsequent Officers shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors in its discretion at any time.

                                    ARTICLE 7

                               OPERATIONAL MATTERS

      7.1 BOARD OF DIRECTOR APPROVAL.

      (a) Unless otherwise determined by the Board of Directors pursuant to subsection (b) below, the Company shall not have the authority to approve or undertake any of the following matters without the approval of the Board of Directors (obtained as set forth in Section 5.3(d)):

            (i) The hiring, firing, renewal, compensation, evaluation and planning for succession of the chief executive officer and president, the chief financial officer and senior vice presidents and other Officers of similar rank.

            (ii) Compensation policies for Company employees, including specific compensation and benefit plans and programs.

            (iii) Annual strategic and business plans and amendments thereto (including entering into any unrelated new lines of business) in accordance with Section 7.2, Company-wide financing plans, and Company-wide risk management plans (including a program of insurance).

            (iv) Any distribution to the Members in excess of, or in an amount less than, Tax Distributions and Minimum Leverage Distributions (both of which are deemed automatically approved by the Board of Directors) other than a distribution of a Mandatory Redemption Payment (which is deemed automatically approved by the Board of Directors).

            (v)   The following material transactions:

                  (A) Projects, long-term contracts (including cancellation
            thereof), mergers, consolidations, re-capitalization, acquisitions, divestitures, joint ventures or alliances involving the commitment or transfer by the Company of value in excess of $25 million and shut-downs of material facilities; and

                  (B) Investments and transactions outside the normal lines of business in excess of $10 million.

            (vi) Capital expenditures in excess of 110% of the approved capital expenditure budget or overruns on major projects greater than 10%.

            (vii) Individual borrowings and leasing arrangements in excess of $25 million, or if the Board of Directors in its discretion sets a debt ceiling, any borrowing in excess of such debt ceiling.

            (viii) Unusual, non-recurring uses of Company credit in support of operations above a $10 million exposure.

            (ix) The settlement of actions or claims against the Company involving more than $10 million.

            (x) Related-party transactions involving the receipt or payment of more than $5 million in any one transaction or $10 million in any series of related transactions, irrespective of individual amounts (other than transactions reflected by the agreements referred to on Schedules 6.11(b) and 6.11(c) of each of the Phillips Disclosure Schedule to the Contribution Agreement and the Chevron Disclosure Schedule to the Contribution Agreement).

            (xi)  Any amendment to the Certificate or this Agreement.

            (xii) Except as otherwise specifically provided for in Article X, the admission of an additional Member or other equity holder of the Company.

            (xiii) Any redemption of an equity interest in the Company, other than a mandatory redemption of Preferred Interests pursuant to Section 9.2(j).

            (xiv) Any adoption of or change in the Company's form of business or accounting principles.

            (xv) Any material consolidation or relocation of the Company's research and development facilities, or the exercise or waiver of any right affecting the term of any leasehold for research and development facilities.

            (xvi) The commencement of voluntary bankruptcy proceedings for the Company.

            (xvii) Any material decision regarding repair, replacement or startup relating to the K-Resin Accident.

            (xviii) The liquidation or dissolution of the Company.

            (xix) Any use by the Company of the "Chevron," "ChevronTexaco" or "Phillips" name, by itself.

      (b) The Board of Directors shall review periodically the appropriateness of the list of items contained in Section 7.1(a) (including the related threshold dollar amounts contained therein) which must be brought before the Board of Directors, and will implement changes if and when appropriate. Any such changes shall be set forth in a written resolution, and, to the extent that such written resolution is inconsistent with Section 7.1(a), the written resolution will control.

      7.2   STRATEGIC AND BUSINESS PLANS; REPORTS.

      (a) The Board of Directors and the Officers will conduct an interactive strategic planning process on an annual basis. In connection with this process, the Officers shall prepare and submit to the Board of Directors and the Board of Directors shall review, consider and adopt:

            (i) a strategic plan for the Company; and

            (ii) a three (3) year business plan, including capital and operating budgets.

Such process shall be conducted in accordance with the strategic planning processes of the Members, as determined by the Board of Directors.

      (b) In the event that the Board of Directors fails to timely approve capital or operating budgets for any period, the Officers will be authorized to spend such amounts as are necessary or appropriate to meet the Company's prior commitments and obligations and to conduct and maintain the Company's operations and properties in a safe and efficient manner in accordance with industry practice.

      (c) The Officers shall provide the Board of Directors with monthly reports of the operating results of the Company compared with the strategic and business plan, including the capital and operating budgets, and annual and periodic reports of compliance matters (e.g. financial controls, environmental, human resources, etc.).

                                    ARTICLE 8

                CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

      8.1   CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS.

      (a) Effective as of the Closing, each of the Members agreed (i) to make a Capital Contribution to the Company as contemplated by Article II of the Contribution Agreement and credit the Capital Account of each Member in respect thereof in accordance with Section 8.1(b) of the Amended & Restated LLC Agreement, (ii) to determine the Percentage Interest of each Class C Member and each Class P Member in accordance with Section 8.1(a) of the Amended & Restated LLC Agreement, and (iii) that (A) the aggregate Percentage Interests of all Class C Members shall equal 50% and the aggregate Percentage Interests of all Class P Members shall equal 50%, (B) such aggregate Percentage Interests shall not change unless otherwise agreed by the Members, and (C) such aggregate Percentage Interests shall not be affected by the Chevron Pipe Line Contribution.

      (b) Effective as of the Closing, ChevronTexaco and Phillips agreed to (i) determine the balance of the Capital Account of each Member as of the Closing Date in accordance with Section 8.1(c) of the Amended & Restated LLC Agreement,
(ii) determine the Percentage Interest of each Member as of the Closing Date in accordance with Section 8.1(c) of the Amended & Restated LLC Agreement, and
(iii) agree to schedules setting forth the Carrying Values of assets specified in clause (i) of the first sentence of Section 8.1(c) of the Amended & Restated LLC Agreement.

      (c) The determination of Capital Account balances as described in Section 8.1(b) hereof was designed to result in the aggregate credit balances in the Capital Accounts of the Class C Members being equal to the aggregate credit balances in the Capital Accounts of the Class P Members as of Closing and after giving effect to the distributions described in Section 9.2(f) which is consistent with the agreement of the Members that the fair market value of the net assets contributed to the Company by the Class C Members at Closing and the fair market value of the net assets being contributed to the Company by the Class P Members at Closing were equal after giving effect to the distributions described in Section 9.2(f), and this result was not to be affected by the Chevron Pipe Line Contribution.

      (d) On the Preferred Contribution Effective Date, (i) Chevron U.S.A. shall make a Capital Contribution to the Company of $125,000,000, (ii) Phillips shall make a Capital Contribution to the Company of $94,750,000, (iii) Chemical Holdings shall make a Capital Contribution to the Company of $1,000,000, (iv) WesTTex 66 shall make a Capital Contribution to the Company of $5,250,000, and
(v) PPIC shall make a Capital Contribution to the Company of $24,000,000 (each such Capital Contribution, a "PREFERRED CONTRIBUTION"). Each Member's Preferred Contribution shall be credited to its Capital Account.

      8.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member may make additional Capital Contributions other than pursuant to its obligations under the Contribution Agreement or this Agreement without the consent of the Board of Directors. The Board of Directors shall approve all material terms of any such Capital Contribution, including its effect on the Members' relative Capital Accounts and Percentage Interests.

      8.3   WITHDRAWAL OR REDUCTION OF CAPITAL CONTRIBUTIONS.

      (a) Except as expressly provided in this Agreement, no Member shall have the right to withdraw from the Company all or any part of its Capital Contribution.

      (b) A Member, irrespective of the nature of its Capital Contribution, shall not have the right to demand and receive a distribution in kind in return for its Capital Contribution, unless the Members shall have otherwise unanimously agreed.

      8.4 NO RETURN ON OR OF CAPITAL CONTRIBUTIONS. No amounts shall be payable on, with respect to, or in return of, Capital Contributions or Capital Accounts of Members except as expressly provided in this Agreement.

      8.5 CAPITAL ACCOUNTS. A single Capital Account shall be maintained for each Member (regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of section 704(b) of the Code and the Income Tax Regulations thereunder (including without limitation section 1.704-1(b)(2)(iv) of the Income Tax Regulations) and as further described in this Section 8.5.

      (a) There shall be established for each Member a Capital Account reflecting the excess (or deficit) of (a) the sum of (i) the Carrying Value of assets contributed to the Company by such Member and the amount of cash contributed to the Company by such Member under Section 8.1 or Section 8.2 or paid pursuant to a note contributed to the Company by such Member, (ii) such Member's share of Net Profits calculated in accordance with Section 9.1 and any items in the nature of income or gain that are specifically allocated to such Member under Section 9.1, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member over (b) the sum of (i) such Member's share of Net Losses under Section
9.1 and any items in the nature of losses or expenses that are specifically allocated to such Member under Section 9.1, (ii) any distributions to such Member under Section 9.2 or Section 12.6, and (iii) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member. In determining the amount of any liability for purposes of this section, there shall be taken into account section 752(c) of the Code and any other applicable provisions of the Code and Income Tax Regulations.

      (b) In the event of a transfer of all or any portion of a Member's interest in the Company pursuant to Article 10 hereof, the Capital Account of any transferee shall include the appropriate portion of the Capital Account of the Member from which the transferee's interest in the Company was obtained.

      (c) When Company property is distributed in kind (whether in connection with liquidation and dissolution or otherwise), the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Members if there were a taxable disposition of such property for the fair market value of such property (taking into account section 7701(g) of the Code) on the date of distribution.

      (d) The appropriate Officers shall make or cause to be made all necessary adjustments in each Member's Capital Account as required by the capital accounting rules of section 704(b) of the Code and the regulations thereunder.

      8.6 LOANS BY MEMBERS TO THE COMPANY. No Member shall be obligated to lend money to the Company. No Member may lend money to the Company without the consent of the Board of Directors. The Board of Directors shall approve all material terms of such a loan, including, without limitation, the interest rate and term. Any loan by a Member to the Company with the required consent of the Board of Directors shall be separately entered on the books of the Company as a loan to the Company and not as a Capital Contribution, and shall be evidenced by a promissory note duly executed by at least one Class C Director and one Class P Director on behalf of the Company and delivered to the lending Member.

      8.7   TREATMENT OF CERTAIN INDEMNITY PAYMENTS.

      (a) If Company makes any payment to a third party that is subject to indemnification by a Class C Member or a Class P Member (or any Affiliate thereof) pursuant to the Contribution Agreement or Annex B or C thereto (a "Company Indemnifiable Payment"), the Members intend such payment to be treated as preserving the value of the contribution made pursuant to Article II of the Contribution Agreement by the Member liable for the indemnity payment. Toward that end, each indemnity obligation arising in respect of a Company Indemnifiable Payment will be treated as having arisen immediately prior to such contribution of assets by the Indemnifying Party, the Indemnifying Party will be treated as if it had originally contributed assets with a Carrying Value increased by the amount of the Company Indemnifiable Payment, and the Company will be treated as having assumed an additional liability in the amount of the Company Indemnifiable Payment. As a result, the amounts credited to the Capital Accounts of the Class C Members in the aggregate and the Class P Members in the aggregate will remain equal. The Members also intend that the tax consequences of such Company Indemnifiable Payment and the indemnification payment itself shall inure to the Indemnifying Party, but, except as otherwise agreed by the Members, only to the extent that such tax result can be achieved without causing the Capital Accounts of the Class C Members in the aggregate and the Capital Accounts of the Class P Members in the aggregate to fail to be equal.

      (b) If a Member makes any payment to a third party that is subject to indemnification by the Company pursuant to the Contribution Agreement or Annex B or C thereto (a "Member Indemnifiable Payment"), the Members intend that the tax consequences of such Member Indemnifiable Payment and the indemnification payment itself shall inure to the Company and be shared by the Members in accordance with their respective Percentage Interests, but, except as otherwise agreed by the Members, only to the extent that such tax results can be achieved without causing the Capital Accounts of the Class C Members in the aggregate and the Capital Accounts of the Class P Members in the aggregate to fail to be equal.

      8.8 TREATMENT OF CERTAIN DEFERRED CAPITAL CONTRIBUTIONS. As a result of the K-Resin Accident, the value of certain assets contributed by the Class P Members at Closing had declined from that which existed when the Members were first agreeing on the economic terms of the arrangement described in this Agreement. The Members could not agree on the amount of the decline in value, in part because they were unable to reach an agreement on the likely time and expense involved in repairing the damage caused by the K-Resin Accident and the degree and permanence of any loss of customers that the K-Resin Accident may cause. In order to resolve the issue, it was agreed that one or more of the Class P Members might have to make capital contributions to the Company after the Closing under the circumstances and in the amounts calculated under the provisions of the Contribution Agreement. The Members view such deferred capital contributions as necessary to preserve the pre K-Resin Accident value of the business and assets contributed by the Class P Members. The Members agree that any deferred contributions are capital contributions and will not be reported as income by the Company.

      8.9 SPECIAL RULE. An Indemnifying Party will indemnify the Indemnified Party on a Net After-Tax Basis against any income or franchise tax incurred in the event that any indemnification payment is treated as taxable income to the Indemnified Party. For purposes of this paragraph, "Net After-Tax Basis" means after any U.S. federal, state or local income or franchise taxes (computed using the Tax Rate) incurred as a result of such indemnification (assuming the deductibility of such state and local income and franchise taxes in calculating federal income tax), reduced by any tax benefit arising as a result of such indemnification.

      8.10 APPLICATION OF THE BASKET, TAX BASKET AMOUNT AND CAP. No provision of this Agreement or the Contribution Agreement (including the Annexes thereto) shall be applied or interpreted in a manner that would cause any indemnification payment to be made that otherwise would not be payable because of application of the Basket, Tax Basket Amount or the Cap.

                                    ARTICLE 9

 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS; TAX AND ACCOUNTING MATTERS

      9.1 ALLOCATIONS. Net Profit and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year, Fiscal Quarter or other period of the Company as follows:

      (a) GENERAL ALLOCATION. Except as otherwise provided in this Article 9, Net Profit and Net Loss for each Fiscal Year, Fiscal Quarter or other period shall be allocated to the Members in accordance with their Percentage Interests.

      (b) REGULATORY ALLOCATIONS. Notwithstanding the foregoing, the following special allocations shall be made for each Fiscal Year or other period in the following order of priority:

            (i) If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of net decrease in Company Minimum Gain, determined in accordance with section 1.704-2(g)(2) of the Income Tax Regulations. This subsection (b)(i) is intended to comply with the minimum gain chargeback requirement of section 1.704-2(f) of the Income Tax Regulations and shall be interpreted consistently therewith.

            (ii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Income Tax Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in the amount equal to such Member's share of net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of section 1.704-2(i)(4) of the Income Tax Regulations. This subsection (b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of section 1.704-2(i)(4) of the Income Tax Regulations and shall be interpreted consistently therewith.

            (iii) If any Member unexpectedly receives (or Members unexpectedly receive) an adjustment, allocation or distribution of the type contemplated by section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Income Tax Regulations, items of income and gain shall be allocated to such Member (or if more than one Member receives such an adjustment, allocation or distribution, items of income and gain shall be allocated to such Members in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount (or amounts) and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member (or deficits of such Members) as quickly as possible. It is intended that this subsection (b)(iii) qualify and be construed as a "qualified income offset" within the meaning of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations.

            (iv) If the allocation of Net Loss to a Member as provided in
      Section 9.1(a) would create or increase an Adjusted Capital Account Deficit and one or more other Members would have a positive Capital Account balance, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall, subject to the Adjusted Capital Account Deficit limitations of such sentence, be allocated to those Members having positive Capital Account balances up to the amount of such positive Capital Account balances in the ratios that each such Member's positive Capital Account Balance bears to the sum of such positive Capital Account balances. To the extent that allocations of Net Losses have been made pursuant to this subsection (b)(iv), future allocations of Net Profits, notwithstanding anything to the contrary in this Agreement, shall be made first to restore such Net Losses.

            (v) Member Nonrecourse Deductions for any Fiscal Year or other period shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of section 1.752-2 of the Income Tax Regulations) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

            (vi) Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests.

            (vii) To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to section 1.704-1(B)(2)(IV)(M)(2) or 1.704-1(b)(2)(iv)(M)(4) of the Income Tax Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Member in compete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event section 1.704-1(b)(2)(iv)(M)(2) of the Income Tax Regulations applies, or to the Member to whom such distribution was made in the event section 1.704-1(b)(2)(iv)(M)(4) of the Income Tax Regulations applies

            (viii) The allocations set forth in subsections (b)(i) through
      (b)(vii) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of sections 1.704-1(b), 1.704-2(f) and 1.704-2(i) of the Income Tax Regulations. Notwithstanding the provisions of Section 9.1(a), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

      (c) TAX ALLOCATIONS.

            (i) Except as provided in subsection (c)(ii), for income tax purposes under the Code and the Income Tax Regulations, Company taxable income and loss shall be allocated to each Member in the same manner that Company Net Profit and Net Loss (and items entering into the determination thereof) are allocated.

            (ii) SECTION 704(C). In accordance with section 704(c) of the Code and the Income Tax Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Carrying Value of such property. If the Carrying Value of any Company property is adjusted as described in the definition of "Carrying Value", subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Carrying Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Income Tax Regulations thereunder. With respect to assets contributed or required to be contributed by the Members at the Closing pursuant to the Contribution Agreement, for purposes of applying section 704(c) of the Code and this Section 9.1(c)(ii), the Company shall use the traditional method with curative allocations set forth in section 1.704-3(c) of the Income Tax Regulations. Any elections or other decisions relating to such allocations shall be made by the Board of Directors.

      (d) DEPRECIATION RECAPTURE. Solely for tax purposes, a Member's share of the Company's depreciation recapture recognized for tax purposes upon the disposition of Company property shall be computed in the manner provided for in sections 1.704-3(a)(11), 1.1245-1(e) and 1.1250-1(f) of the Income Tax
Regulations. The provisions of this Section 9.1(d) are intended to affect only the character of the items of gain allocated by the Company to the Members. This
Section 9.1(d) shall not affect the aggregate amount of gain (including gain characterized under this Section 9.1(d) as depreciation recapture) otherwise allocable to a Member pursuant to this Section 9.1.

      (e) CHANGE IN PERCENTAGE INTERESTS. Except as otherwise required by law, if the Percentage Interests of the Members of the Company are changed during any taxable year, all items to be allocated to the Members for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Members in the manner in which such items are allocated as provided in Section 9.1(a) during each such portion of the taxable year in question.

      (f) EXCESS NONRECOURSE LIABILITIES. Nonrecourse liabilities of the Company that constitute "excess nonrecourse liabilities" within the meaning of section 1.752-3(a)(3) of the Income Tax Regulations, shall be allocated among the Members in proportion to their respective Percentage Interests.

      (g) ALLOCATIONS IN RESPECT OF PREFERRED INTERESTS. Commencing on the date of this Agreement, for each Fiscal Year, Fiscal Quarter, or other period of the Company, before any allocation pursuant to Section 9.1(a), Net Profits for such period shall be allocated to the Members holding Preferred Interests pro rata in accordance with their respective Preferred Percentage Interests until the cumulative amount of Net Profits allocated in respect of the Preferred Percentage Interests pursuant to this section for the current Fiscal Year and all prior Fiscal Years or portions thereof equals the cumulative amount of Preferred Distributions made pursuant to Section 9.2(i) for all periods up to and including the period in which the allocation of Net Profits under this
Section is being made. Net Losses shall not be allocated to a Member holding a Preferred Interest to the extent the allocation of Net Losses would cause the Capital Account of such Member to be less than the sum of such Member's Unpaid Preferred Yield and Unrecovered Preferred Contribution.

      (h) ALLOCATIONS RELATING TO CAPITAL TRANSACTIONS. In connection with the sale or other disposition of all or substantially all of the assets of the Company (including upon liquidation of the Company), items of income, gain, loss and deduction shall, except as otherwise required by subsections (b) through (f) above, be allocated to the Members in the following order and manner:

            (i) First, in an amount equal to the Unpaid Preferred Yield up to the date of such allocation.

            (ii) Second, to each Member owning a Preferred Interest in the ratio that its Unrecovered Preferred Contribution bears to the aggregate Unrecovered Preferred Contributions of all Members up to an amount that causes the Capital Account of each Member owning a Preferred Interest to equal its respective Unrecovered Preferred Contribution. For purposes of this Section 9.1(h)(ii), Capital Accounts shall be computed by excluding therefrom allocations of items of income, gain, loss and deduction made under Sections 9.1(h)(i).

            (iii) Last, in such amounts as shall cause (A) the ratio of the Capital Account of each Member to the aggregate Capital Accounts of all Members to (B) equal as nearly as possible each Member's respective Percentage Interest. For purposes of this Section 9.1(h)(iii), Capital Accounts shall be computed by excluding therefrom allocations of items of income, gain, loss and deduction made under Sections 9.1(h)(i) and (ii).

      (i) STATE AND LOCAL ITEMS. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purposes shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 9.1.

      9.2   DISTRIBUTIONS.

      (a) The Company shall distribute to each Member as promptly as practicable (and in any event within forty-five (45) days) after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Company an amount equal to such Member's Quarterly Tax Distribution for such Fiscal Quarter. In addition, the Company shall distribute to each Member as promptly as practicable (and in any event within forty-five (45) days) after the end of each Fiscal Year an amount equal to the excess, if any, of such Member's Proportionate Tax Share for such Fiscal Year over the aggregate amount of Quarterly Tax Distributions made to such Member with respect to such Fiscal Year.

      (b) At the end of each of the second Fiscal Quarter and the fourth Fiscal Quarter, the Board of Directors shall determine if a Leverage Ratio Deficit exists. If a Leverage Ratio Deficit exists, the Board of Directors, as promptly as practicable after the end of such Fiscal Quarter, shall meet and take such action as the Directors deem necessary to reduce the Leverage Ratio Deficit to zero. If the Board of Directors fails to reduce the Leverage Ratio Deficit to zero within forty-five (45) days following the end of the second or fourth Fiscal Quarter, the Chief Executive Officer shall cause the Company to distribute to the Members in proportion to their relative Percentage Interests an amount equal to the Minimum Leverage Distribution for the applicable six-month period.

      (c) Any distributions by the Company to the Members, other than the Tax Distribution, the Minimum Leverage Distribution and any distributions of a Mandatory Redemption Payment, shall be payable at the discretion of the Board of Directors.

      (d) To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member, the Company may withhold such amounts and make such tax payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made.

      (e) Notwithstanding anything to the contrary contained in this Section 9.2, the Company shall not make any distribution to the Members which would render the Company insolvent or which is otherwise prohibited by applicable law.

      (f) Subsequent to the Closing, the Company made distributions to the Members as provided in Section 9.2(f) of the Amended & Restated LLC Agreement, and, after such distributions, the aggregate Capital Accounts of the Class C Members remained equal to the aggregate Capital Accounts of the Class P Members. The Company will use its best efforts to avoid taking any action that, or failing to take any action the failure of which to take, is likely to cause all or part of the distributions made pursuant to Section 9.2(f) of the Amended & Restated LLC Agreement to be taxable to one or more of the Members and in connection therewith the Members shall cooperate with the Company and each other.

      (g) In the event that, within two years of the Closing or any contribution of an asset to the Company, the Members desire for the Company to make a distribution or payment to any of the Members or pay all or a portion of any liability, and if such distribution or payment to a Member or such payment of a liability may give rise to a disguised sale under section 707(a)(2)(B) of the Code or corresponding provision of state or local law, the Members shall cooperate to avoid such result without changing the intended economics of the arrangement.

      (h) FORMATION AND REIMBURSEMENT FOR CAPITAL EXPENDITURES.

            (i) The Members intended that the contributions of P Chem (as defined in the Contribution Agreement) and C Chem (as defined in the Contribution Agreement) constitute a nonrecognition transaction pursuant to Section 721(a) of the Code, and the Members reported and caused the Company to report and otherwise treat the transfers of P Chem and C Chem to the Company as solely a nonrecognition transaction pursuant to Section 721(a) of the Code on all relevant tax returns and reports. Each Class P Member states that it has made capital expenditures that are eligible for reimbursement pursuant to Regulations Section 1.707-4(d) ("REIMBURSABLE CAPITAL Expenditures") with respect to P Chem in an amount that is not less than the amount set forth opposite its name on Schedule 3 attached hereto, and the Class C Member states that it has made Reimbursable Capital Expenditures with respect to C Chem in an amount that is not less than the amount set forth opposite its name on Schedule 3 attached hereto.

            (ii) If, absent this Section 9.2(h), any distribution to a Class P Member would cause any of the P Chem property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, or if, absent this Section 9.2(h), any distribution to a Class C Member would cause any of the C Chem property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, then, to the extent permitted by Regulations Section 1.707-4(d), the Company and the Members shall treat such distribution as a reimbursement of Reimbursable Capital Expenditures made by such Member (up to the amount thereof as set forth on Schedule 3 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of Reimbursable Capital Expenditures under this Section 9.2(h)).

            (iii) Without limiting the generality of the foregoing Section 9.2(h)(ii), if, absent this Section 9.2(h), any distribution to a Member would cause any of the property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, then, to the extent permitted by Regulations Section 1.707-4(d), the Members and the Company shall treat (i) any excess of any of the distribution to a Class C Member of the Initial Financing required by
      Section 9.2(f) of the LLC Agreement and Section 6.16 of the Contribution Agreement and any distribution in respect of Actual Contributed Cash and/or Working Capital Difference required by Section 3.3 of the Contribution Agreement (collectively, the "Special Distribution") over the Class C Member's "allocable share" (within the meaning of Regulations
      Section 1.707-5(b)) of the Interim Financing or other borrowing of the Company, the proceeds of which are allocable (within the meaning of Regulations Section 1.707-5(b) and Notice 89-35, 1989-1 C.B. 675) to such Special Distribution, as reimbursements of Reimbursable Capital Expenditures incurred by such Class C Member (up to the amount thereof as set forth on Schedule 3 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of

      Reimbursable Capital Expenditures under this Section 9.2(h)), and (ii) any excess of the Special Distribution to a Class P Member over the Class P Member's "allocable share" (within the meaning of Regulations Section 1.707-5(b)) of the Interim Financing or other borrowing of the Company, the proceeds of which are allocable (within the meaning of Regulations
      Section 1.707-5(b) and Notice 89-35, 1989-1 C.B. 675) to such Special Distribution, as reimbursements of Reimbursable Capital Expenditures incurred by such Class P Member (up to the amount thereof as set forth on Schedule 3 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of Reimbursable Capital Expenditures under this Section 9.2(h)).

      (i) PREFERRED DISTRIBUTIONS.

            (i) A preferred return ("PREFERRED YIELD") shall accrue with respect to each Preferred Interest at the rate of 9.0% per annum on the Unrecovered Preferred Contribution of the Member holding such Preferred Interest. Subject to the Board of Directors' discretion to declare distributions as provided in Section 9.2(c), each Member holding a Preferred Interest shall be entitled to receive distribution of its respective Preferred Yield as and when declared by the Board of Directors ("PREFERRED DISTRIBUTIONS"). Preferred Distributions are payable only to the extent that the Company has funds on hand legally available therefor.

            (ii) The Preferred Yield will (A) accrue and accumulate from the most recent date on which all accrued and unpaid Preferred Yield has been paid or, if no Preferred Yield has been paid, from and including July 1, 2002; (B) be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2002, except to the extent any such payment is deferred as permitted under Section 9.2(c); and (C) be payable from the Company's positive Cash Earnings, but only to the extent of the Company's Net Profits for any Fiscal Quarter.

            (iii) The amount of any Preferred Yield for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period of less than a full calendar month on the basis of the actual number of days elapsed in such month. If any date on which Preferred Distributions are payable is not a Business Day, then payment of the amount payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which a Preferred Distribution is payable in accordance with the foregoing, a "PREFERRED DISTRIBUTION DATE").

            (iv) Each Preferred Distribution will be payable to the holders of Preferred Interests as they appear on the Company's books and records as of the close of business on the record date for such Preferred Distribution, which shall be the Business Day before such Preferred Distribution Date.

            (v) The Company shall notify each Member as promptly as practicable upon determining that a Preferred Distribution is required under this
      Section 9.2(i). Such notice shall specify as to each Member the amount of such Preferred Distribution and the relevant Preferred Distribution Date

      (j)   MANDATORY REDEMPTION OF PREFERRED INTERESTS.

            (i) Subject to the restriction in Section 9.2(e), if, in any Fiscal Quarter, the Company has achieved the Preferred Target Ratio, the Company shall redeem Preferred Interests by making cash distributions in return of $25,000,000 of Preferred Contributions and, in addition, shall pay all Unpaid Preferred Yield on such amount of Preferred Contributions to the Mandatory Redemption Payment Date therefor (each such payment, a "MANDATORY REDEMPTION PAYMENT"). Each Mandatory Redemption Payment shall be apportioned among the Members pro rata according to their respective Preferred Percentage Interests. Upon distribution of each Mandatory Redemption Payment, (A) the Preferred Contributions of each Member holding a Preferred Interest shall be reduced by an amount equal to the Mandatory Redemption Payment apportioned to it less any amount of the Mandatory Redemption Payment distributed in payment of Unpaid Preferred Yield and
      (B) such Member's Preferred Percentage Interest shall be reduced accordingly.

            (ii) The Company shall notify each Member as promptly as practicable upon determining that a Mandatory Redemption Payment is required under this Section 9.2(j). Such notice shall specify as to each Member the amount of such Mandatory Redemption Payment, the date upon which such Mandatory Redemption Payment shall be made (the "MANDATORY REDEMPTION PAYMENT DATE"), and the amount of Unpaid Preferred Yield to be included in such payment.

            (iii) The Company shall distribute each Mandatory Redemption Payment to the Members as promptly as practicable (and in any event within forty-five (45) days) after the end of each Fiscal Quarter in which it achieves the Preferred Target Ratio.


            (iv) Each Mandatory Redemption Payment will be distributable to the holders of Preferred Interests as they appear on the Company's books and records as of the close of business on the Business Day before the relevant Mandatory Redemption Payment Date.

            (v) Except as provided in Section 9.2(j)(i), no Member may require the Company to redeem all or any part of its Preferred Interest.

      (k) RIGHT OF OPTIONAL REDEMPTION OF PREFERRED INTEREST.

            (i) In addition to its mandatory redemption obligations under
      Section 9.2(j)(i) above, the Company also shall have the right, exercisable in its sole and absolute discretion, to redeem Preferred Interests, in whole or in part, at any time by making cash distributions in return of Preferred Contributions and, in addition, by paying all Unpaid Preferred Yield on such amount of Preferred Contributions, in each case to the date of such optional redemption distribution (this right being the "RIGHT OF OPTIONAL REDEMPTION"). The Right of Optional Redemption does not limit the Company's obligations under Section 9.2(j)(i).

            (ii) To exercise its Right of Optional Redemption, the Company shall declare the amount of Preferred Contributions to be returned and amount of Unpaid Preferred Yield thereon to the Optional Redemption Payment Date therefor (the "OPTIONAL REDEMPTION AMOUNT"). Distributions of the Optional Redemption Amount shall be apportioned among the Members according to their respective Preferred Percentage Interests. Upon each distribution of an Optional Redemption Amount, (A) the Preferred Contribution of each Member holding a Preferred Interest shall be reduced by an amount equal to the Optional Redemption Amount apportioned to it less any amount of the Optional Redemption Amount distributed in payment of Unpaid Preferred Yield and (B) such Member's Preferred Percentage Interest shall be reduced accordingly.

            (iii) The Company shall not declare any redemption of less than ten million dollars ($10,000,000) of Preferred Contributions.

            (iv) The Company shall notify each Member as promptly as practicable upon determining that it will exercise its Right of Optional Redemption under this Section 9.2(k). Such notice shall specify as to each Member the Optional Redemption Amount, the date upon which such redemption shall be made (the "OPTIONAL REDEMPTION PAYMENT DATE"), and the amount of Unpaid Preferred Yield to be included in such payment.

            (v) The Company shall distribute the Optional Redemption Amount as promptly as practicable (and in any event within fifteen (15) days) after determining to exercise the Right of Optional Redemption.

             (vi) Each Optional Redemption Amount will be distributable to the holders of Preferred Interests as they appear on the Company's books and records as of the close of business on the Business Day before the relevant Optional Redemption Payment Date.

      (l) PREFERRED INTERESTS TO BE RETIRED UPON REDEMPTION IN FULL. When (i) all Unpaid Preferred Yield has been distributed and (ii) the Company has returned all Preferred Contributions (whether pursuant to this Section 9.2(j)(i) or pursuant to Section 9.2(k)), the Preferred Interests shall be deemed to be retired, and the Members shall have no further rights with respect to such Preferred Interests.

      9.3 ACCOUNTING MATTERS. The Company's tax year shall be the calendar year unless otherwise required by section 706 of the Code or the Income Tax Regulations thereunder. The Board of Directors shall cause to be maintained complete books and records accurately reflecting the accounts, business and transactions of the Company on a calendar-year basis and using such cash, accrual, or hybrid method of accounting as in the judgment of the Board of Directors is most appropriate; provided, however, that books and records with respect to the Company's Capital Accounts and allocations under this Agreement of Net Profit and Net Loss (and items entering into the determination thereof) and income, gain, loss, deduction or credit (or item thereof) shall be kept on the basis of the Company's Fiscal Year and under United States federal income tax accounting principles as applied to partnerships.

      9.4 TAX STATUS AND RETURNS.

      (a) Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby recognizes that the Company is subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; PROVIDED, HOWEVER, that the filing of U.S. Partnership Returns of Income shall not be construed to expand the purposes of the Company or expand the obligations or liabilities of the Members.

      (b) The chief financial officer shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company with any taxing authority, and shall make timely filing thereof. Within one-hundred eighty (180) days after the end of each calendar year, the Company shall cause to be prepared and delivered to each Member a report setting forth in reasonable detail the information with respect to the Company during such calendar year reasonably required to enable each Member to prepare its federal, state and local income tax returns in accordance with applicable law then prevailing.

      9.5 754 ELECTION AND OTHER TAX ELECTIONS. In the event of a distribution of property to a Member, or a transfer of any interest in the Company permitted under the Act or this Agreement, the Company, upon the written request of the transferor or transferee, shall file a timely election under section 754 of the Code and the Income Tax Regulations thereunder to adjust the basis of the Company's assets under section 734(b) or 743(b) of the Code and a corresponding election under the applicable provisions of state and local law, and the person making such request shall pay all costs incurred by the Company in connection therewith, including reasonable attorneys' and accountants' fees. Other tax elections and decisions relating to Taxes not specifically governed by any other express provision of this Agreement shall be made as agreed by the Board of Directors.

      9.6 TAX MATTERS PARTNER

      (a) The Initial Phillips Member shall be the Company's "tax matters partner" for purposes of subchapter C of chapter 63 of subtitle F of the Code (dealing with the tax treatment of partnership items); PROVIDED, HOWEVER, that the tax matters partner shall not take any action without the approval of the Board of Directors or its designee; and provided, further, that the tax matters partner shall receive no compensation for its services as tax matters partner but shall be reimbursed for any out-of-pocket expenses incurred in acting in such capacity.

      (b) The Company shall indemnify the tax matters partner (including the officers and directors of a corporate tax matters partner) against judgments, fines, amounts paid in settlement, and expenses (including attorney fees) reasonably incurred in any civil, criminal, or investigative proceeding in which they are involved or threatened to be involved by reason of being the tax matters partner unless the tax matters partner acted in bad faith or with gross negligence. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of Partners, or otherwise.

                                   ARTICLE 10

                            RESTRICTIONS ON TRANSFER

      10.1 TRANSFER OF INTERESTS. No Member may sell, assign, transfer or hypothecate ("Transfer") all or any part of its Membership Interest in the Company, or any interest therein, except in accordance with the terms and conditions set forth in this Article 10.

      10.2 CONDITIONS OF TRANSFER. No Member may Transfer all or any part of such Member's Membership Interest, or any interest therein, except in compliance with Section 10.6, Section 10.7 or Article 11, such compliance to be jointly determined by the chief executive officer and the chief financial officer and documented by a certificate evidencing such Transfer. Moreover, no Member may Transfer all or any part of such Member's Membership Interest, or any interest therein, unless such Transfer will not (and, upon request of the Board of Directors, the transferring Member provides an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors that such Transfer will not): (A) violate any applicable federal or state securities laws or regulations, subject the Company to registration as an investment company or election as a "business development company" under the Investment Company Act of 1940; (B) require any Member or any affiliate of a Member to register as an investment adviser under the Investment Advisers Act of 1940; (C) violate any other federal, state or local laws; (D) effect a termination of the Company under section 708 of the Code; (E) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes; (F) cause the Company or any Member to be treated as an ERISA fiduciary; or (G) otherwise violate this Agreement.

      10.3 ADMISSION OF SUBSTITUTE MEMBER. In the event of a Transfer pursuant to Section 10.6, 10.7 or Article 11, and the requirements of Section 10.2 and this Section 10.3 are met, then the transferee of the Member's Membership Interest shall be entitled to be admitted to the Company as a substitute Member, and this Agreement (and all exhibits hereto) shall be amended to reflect such admission, provided that the following conditions are complied with:

      (a) The transferor and transferee shall have executed and acknowledged such instruments as the Board of Directors may deem necessary or desirable to effect the substitution;

      (b) The transferee acknowledges all of the terms and provisions of this Agreement as the same may have been amended and agrees in writing to be bound by the same;

      (c) The transferee reimburses the Company for all reasonable expenses connected with such admission including, but not limited to, legal fees and costs;

      (d) The filing with the Company, if required by the Board of Directors, of such proof of the investment intent and financial status of the transferee as the Board of Directors may request; and

      (e)   Compliance with all applicable federal and state securities laws.

      10.4 EFFECT OF TRANSFER WITHOUT APPROVAL. Any purported Transfer of all or any part of a Member's Membership Interest, or any interest therein, which is not in compliance with this Article 10 shall be void and, except as provided for in Section 10.5, below, shall be of no effect.

      10.5 LIABILITY FOR BREACH. Notwithstanding anything to the contrary in this Article 10, any Member purporting to Transfer its Membership Interest, or any part thereof, in violation of this Article 10 shall be liable to the Company and the other Members for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a direct or consequential result of such non-complying transfer, attempted transfer or purported transfer, including specifically, any additional cost or taxes created by non-compliance with any of the requirements and conditions provided for in Section 10.2.

      10.6  PERMITTED TRANSFERS SUBJECT TO RIGHT OF FIRST REFUSAL.

      (a) At any time after the three (3) year anniversary of the Closing Date, the Class C Member(s) or the Class P Member(s) (a "Transferring Class") may Transfer not less than all of their respective Class Membership Interest to a Person for cash, subject to the Right of First Refusal provided for in this
Section 10.6 and the last sentence of Section 10.2.

      (b) In the event that any Transferring Class has received a bona fide written cash offer, which such Transferring Class is willing to accept, for the Transferring Class to sell not less than all of its respective Class Membership Interest (the "Transferred Interest") to any Person, the Transferring Class shall deliver a written notice (the "Transfer Notice") to all of the Members, other than the Members in the Transferring Class, (the "Non-Transferring Class") stating the Transferring Class's intent to sell the Transferred Interest pursuant to a bona fide cash offer. The Transfer Notice shall (i) specify the purchase price for and other material terms with respect to the sale of the Transferred Interest, (ii) identify the proposed purchaser of the Transferred Interest, (iii) specify the date scheduled for the transfer (which date shall not be earlier than one hundred twenty (120) days from the date the Transfer Notice is delivered), (iv) contain a statement that the offer has been accepted pending compliance with the right of first refusal set forth herein and receipt of required regulatory and other approvals, and (v) shall have attached thereto a copy of the written offer containing all of the terms and conditions on which the Transferred Interest is to be sold.

      (c) The Non-Transferring Class shall have the exclusive option to purchase all (but not less than all) of the Transferred Interest on terms and conditions substantially the same in all material respects as, and at the same price, set forth in the written offer delivered pursuant to subsection (b) above. The Non-Transferring Class shall notify the Company and the

Transferring Class of its intention to exercise or not to exercise the right of first refusal hereunder within forty-five (45) days of receipt by the Non-Transferring Class of a Transfer Notice.

      (d) In the event that the Non-Transferring Class shall have duly elected to purchase the Transferred Interest (the "Electing Class"), the Electing Class and the Transferring Class shall diligently pursue obtaining all regulatory approvals and use best commercially reasonable efforts to consummate the closing of the purchase of the Transferred Interest as soon as practicable and in any event within one year from receipt of the Transfer Notice; provided that, if such closing does not occur within such one-year period due to the failure to obtain any required regulatory approvals, the Electing Class's right to close such sale may be extended at the option of the Electing Class, until such regulatory approvals are obtained, but in no event for a period of greater than one additional year. In the event of a failure of the Non-Transferring Class to elect to purchase all of the Transferred Interest or a failure of the Electing Class to consummate such purchase in accordance herewith, the Transferring Class will be free, at any time within 120 days from the date the Non-Transferring Class elect not to exercise their purchase rights hereunder or from the date the time periods specified in this section for such election have expired, subject, in each case, to extension for up to an additional eight (8) months to the extent necessary to achieve any required regulatory approvals, to consummate the sale of the Transferred Interest to the purchaser at a price and upon terms and conditions no more favorable to the purchaser than those specified in the Transfer Notice; provided that the purchaser shall assume all of the liabilities and obligations of the Transferring Class under this Agreement by a binding written instrument which shall be enforceable by the Company and the Non-Transferring Class.

      (e) A Transferring Class shall not be relieved of any of its obligations arising under this Agreement prior to such Transfer. The Transferring Class and any transferee shall execute such documents as the Non-Transferring Class shall reasonably request to evidence the Transfer and the assumption and continuing obligations under this Agreement.

      (f) At the request of a Member, the Company will provide prospective purchasers of such Member's Class Membership Interest with reasonable access to financial, operating and other information of the Company, subject to customary confidentiality agreements which shall include provisions to protect competitively sensitive information. Each Member shall cooperate with, and shall not oppose, the closing of any Transfer which is in Compliance with this Section 10.6.

      10.7 PERMITTED TRANSFERS AMONG WHOLLY-OWNED AFFILIATES. Notwithstanding anything contained herein to the contrary, any Member may Transfer all or any portion of its Membership Interest to a Wholly-Owned Affiliate of such Member, and such Transfer shall be deemed automatically approved by the Board of Directors; provided, however, that such Transfer otherwise meets the conditions and requirements of Sections 10.2 and 10.3.

      10.8 TRANSFERS OF EQUITY INTERESTS IN A MEMBER. A sale, assignment, transfer or hypothecation of any direct or indirect equity interest in a Member by a Parent of such Member shall be deemed to be a Transfer by that Member of its Membership Interest in the Company for purposes of this Article 10 and shall not be permitted except in accordance with the terms and conditions set forth in this Article 10. ChevronTexaco and Phillips shall comply with this

Section 10.8 and shall take all necessary action to cause their Affiliates to comply with this Section 10.8. For the purpose of clarification of this Section 10.8, a change of control of the Ultimate Parent of any Member shall not be considered a Transfer of such Member's Membership Interest or a Transfer of the equity interest in such Member.

                                   ARTICLE 11

                                   COMPETITION

      11.1 GENERAL. The Members expect that the Company shall be the primary vehicle by which each the Members (together with their Affiliates) engage in the Chemicals Business. If a majority in interest of the Members of one class (the "Non-Competing Class") concludes in good faith that the Company is no longer the primary vehicle by which the Members of the other class (together with its Affiliates) (the "Competing Class") is engaged in the Chemicals Business, then the Non-Competing Class shall have the right to send written notice of such good faith conclusion ("Conflict Notice") to the Competing Class. Upon receipt of the Conflict Notice, the Competing Class shall enter into good faith negotiations with the Non-Competing Class to resolve any or all substantial conflicts of interest resulting from the ownership of businesses competing with the businesses of the Company.

      11.2  RESOLUTION OF COMPETITIVE CONFLICTS.

      (a)   In the event that:

            (i) A Non-Competing Class exercises its right to require a Competing Class to engage in good faith negotiations pursuant to Section 11.1;

            (ii) The Non-Competing Class and Competing Class are unable to resolve the conflicts of interest within 150 days of the delivery of the Conflict Notice; and

            (iii) The value (in the opinion of a nationally recognized investment bank selected by the Board of Directors) of the Competing Class's (including its Affiliates') interests in businesses competing with the businesses of the Company exceeds 50% of the enterprise value of the Company;

then, in such case, the Non-Competing Class shall have the right, within 30 days from the later of (x) the expiration of the period in (ii) above or (y) the determination in (iii) above, to state a single cash price at which it is prepared to purchase the Class Membership Interest of the Competing Class, which will constitute a binding offer to purchase (the "Initial Offer"). In the event of an Initial Offer, the Competing Class shall have 60 days to decide either to accept the Initial Offer or to make a counter-offer by stating a single cash price, which is at least 5% higher than the Initial Offer, at which it is prepared to purchase the Class Membership Interest of the Non-Competing Class (a "Counter-Offer"). In the event of a Counter-Offer, the Non-Competing Class shall have 30 days to decide either to accept the Counter-Offer or to make another offer by stating a single cash price, which is at least 5% higher than the Counter-Offer, at which it is prepared to purchase the Class Membership Interest of the Competing Class (a "Subsequent Offer"). In the event of a Subsequent Offer by the Non-Competing Class, the Competing Class shall have 30 days to decide either to accept the Subsequent Offer or to make another counter-offer by stating a single cash price, which is at least 5% higher than the Subsequent Offer, at which it is prepared to purchase the Class Membership Interest of the Non-Competing Class. The offering process described in this paragraph shall continue in this manner until a price is reached at which either the Competing Class or the Non-Competing Class is willing to sell its Class Membership Interest to the other class. Notwithstanding anything to the contrary in the foregoing, a Member may also sell its Class Membership Interest pursuant to the right of first refusal provisions set forth in Section 10.6.

      (b) In the event that a Non-Competing Class has concluded in good faith that the Company is no longer the primary vehicle by which a Competing Class is engaged in the Chemicals Business in accordance with Section 11.1, and:

            (i) a sale pursuant to subsection (a) above is not concluded (whether or not the condition expressed in subsection
      (a)(iii) above is satisfied); and

            (ii) the Competing Class and Non-Competing Class have not been able to resolve, pursuant to Section 11.1 above, all substantial conflicts of interest resulting from the ownership by the Competing Class of a substantial business competing with the businesses of the Company;

then either the Competing Class or the Non-Competing Class may require the other class from time to time to enter into good faith negotiations to cause the Company (and/or the Members) to adopt such reasonable, mutually acceptable provisions as would mitigate the potential adverse consequences of the conflicts of interests on the continuing businesses of the Company. Such provisions could include, for example, restrictions on the dissemination and use of confidential information, greater delegation of authority to management of the Company, or modification of minimum distribution requirements or the non-involvement of the Competing Class in business decisions of the Company potentially affecting such competing businesses.

                                   ARTICLE 12

                              TERM AND DISSOLUTION

      12.1 TERM. Except as provided in Section 12.2 hereof, the existence of the Company shall be perpetual.

      12.2 DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

      (a)   The approval of dissolution by the Board of Directors; or

      (b) The bankruptcy or dissolution of either all of the Class C Members or all of the Class P Members.

      12.3  LIQUIDATION.

      (a) Upon the occurrence of an event of dissolution as defined in the Act or in Section 12.2 of this Agreement, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets. The Board of Directors, or if there be no Directors then in office the Members, shall appoint a liquidator (who may, but need not, be a Member) who shall have sole authority and control over the winding up and liquidation of the Company's business and affairs and shall diligently pursue the winding up and liquidation of the Company. As soon as practicable after his appointment, the liquidator shall cause to be filed a statement of intent to dissolve as required by section 18-203 of the Act.

      (b) During the course of liquidation, the Members shall continue to share profits and losses as provided in Section 9.1 of this Agreement, but there shall be no cash distributions or Preferred Distributions to the Members until the Distribution Date (as defined in Section 12.4).

      (c) A Member shall not have any obligation to contribute any amount to the Company in the event of a negative balance in its Capital Account.

      12.4 LIABILITIES. Liquidation shall continue until the Company's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the liquidator has determined that there can be a final accounting, the liquidator shall establish a date (not to be later than the end of the taxable year of the liquidation, i.e., the time at which the Company ceases to be a going concern as provided in section 1.704-1(b)(2)(ii)(g) of the Income Tax Regulations, or, if later, ninety (90) days after the date of such liquidation) for the distribution of the proceeds of liquidation of the Company (the "Distribution Date"). The net proceeds of liquidation of the Company shall be distributed to the Members as provided in Section 12.6 hereof not later than the Distribution Date.

      12.5 SETTLING OF ACCOUNTS. Subject to section 18-804 of the Act, upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows: (a) first, to pay all expenses of liquidation and winding up; (b) second, to pay all debts, obligations and liabilities of the Company, in the order of priority as provided by law, other than debts owing to the Members or on account of Members' contributions; (c) third, to pay all debts of the Company owing to a Member; and (d) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the liquidator on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the liquidator. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company to the Members pursuant to Section 12.6 hereof.



      12.6  DISTRIBUTION OF PROCEEDS.

      (a) Subject to section 18-804 of the Act, upon final liquidation of the Company but not later than the Distribution Date, the net proceeds of liquidation remaining following the settling of accounts in accordance with Section 12.5 hereof shall be distributed to the Members in the following order and manner:

            (i)   Preferred Interests Liquidation Preference.

                  (A) First, to Members owning Preferred Interests in proportion to their respective Preferred Percentage Interests up to an amount equal to the Unpaid Preferred Yield, provided, however, no amount distributed to a Member under this section 12.6(a)(i)(A) shall exceed the positive balance in such Member's Capital Account.

                  (B) Second, to each Member owning a Preferred Interest in the ratio that its Unrecovered Preferred Contribution bears to the aggregate Unrecovered Preferred Contributions of all Members up to the amount of its respective Unrecovered Preferred Contribution, provided, however, no amount distributed to a Member under this section 12.6(a)(i)(B) shall exceed the positive balance in such Member's Capital Account after reflecting any distribution to such Member made pursuant to and in accordance with Section 12.6(a)(i)(A).

            (ii) Last, to the Members in proportion to and up to the balance of their respective positive Capital Accounts after reflecting therein any distributions to Members made pursuant to and in accordance with Section 12.6(a)(i).

      (b) The balance of Members' Capital Accounts immediately prior to distributions under Section 12.6(a) shall be determined after all adjustments to such Capital Accounts for the taxable year of the Company during which the liquidation occurs as are required by this Agreement and Income Tax Regulations section 1.704-1(b), such adjustments to be made within the time specified in such Income Tax Regulations.

      12.7 CERTIFICATE OF CANCELLATION. Upon dissolution and liquidation of the Company, the liquidator shall cause to be executed and filed with the Secretary of State of the State of Delaware, a certificate of cancellation in accordance with section 18-203 of the Act.

                                   ARTICLE 13

                                 INDEMNIFICATION

      13.1 INDEMNIFICATION: PROCEEDING OTHER THAN BY COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Director, Member or officer of the Company (and may similarly indemnify employees or agents of the Company), or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      13.2  INDEMNIFICATION:  PROCEEDING BY COMPANY.

      (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an officer of the Company (and may similarly indemnify employees or agents of the Company), or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

      (b) The Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director of the Company, or is or was a Director of the Company serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith in accordance with
Section 4.8 hereof.

      (c) With respect to indemnification pursuant to subsection (a) or (b) above, such indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      13.3 MANDATORY ADVANCEMENT OF EXPENSES. The expenses of Directors, Members and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director, Member or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The provisions of this
Section 13.3 do not affect any rights to advancement of expenses to which personnel of the Company other than Directors, Members or officers may be entitled under any contract or otherwise.

      13.4 EFFECT AND CONTINUATION. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 13.1 to Section 13.3, inclusive:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate or any limited liability company agreement, vote of Members or disinterested Directors, if any, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 13.2 or for the advancement of expenses made pursuant to Section 13.3, may not be made to or on behalf of any Member, Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a Member, Director, officer, employee or agent and inures to the benefit of his heirs, executors and administrators.

      13.5  INSURANCE AND OTHER FINANCIAL ARRANGEMENTS.

      (a) The Board of Directors may cause the Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Member, Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, Member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, member, director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability and expenses.

      (b) The other financial arrangements made by the Company pursuant to
Section 13.5(a) may include:

            (i)   The creation of a trust fund;

            (ii)  The establishment of a program of self-insurance;

            (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; or

            (iv) The establishment of a letter of credit, guaranty or surety.

      No financial arrangement made pursuant to this Section 13.5(b) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      (c)   In the absence of fraud:

            (i) The decision of the Company as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 13.5 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

            (ii)  The insurance or other financial arrangement:

                  (A)   Is not void or voidable; and

                  (B)   Does not subject any Director or Member
            approving it to personal liability for his action,

      even if a Director or Member approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      13.6 NOTICE OF INDEMNIFICATION AND ADVANCEMENT. Any indemnification of, or advancement of expenses to, a Director, Member or officer in accordance with this Article 13, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the Members with or before the notice of the next Members' meeting.

      13.7 REPEAL OR MODIFICATION. Any repeal or modification of this Article 13 by the Members of the Company shall not adversely affect any right of a Director, Member or officer of the Company existing hereunder at the time of such repeal or modification.

                                   ARTICLE 14

           INSPECTION OF COMPANY RECORDS; ANNUAL AND OTHER REPORTS

      14.1  RECORDS TO BE KEPT. The Company shall keep at its registered office:

      (a) A current list of the full name and last known business, residence or mailing address of each Member and Director separately identifying the Members in alphabetical order and the Directors, if any, in alphabetical order;

      (b) A copy of the filed Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed;

      (c) Copies of this Agreement, and all amendments hereto;

      (d) Copies of the Company's federal income tax returns and reports, if any, for, at least, the three most recent years; and

      (e) Copies of any financial statements of the Company for, at least, the three most recent years.

      14.2 ACCESS TO COMPANY INFORMATION. The accounting books and records, the record of Members, and minutes of proceedings of the Members of the Company, including, without limitation such information necessary to conduct periodic audits of various kinds (e.g. EHS, financial), shall be open to inspection upon the reasonable request of any Member at any reasonable time during usual business hours, for a purpose reasonably related to such Member's interest as a Member. Such inspection by a Member may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. In addition, the Members shall have reasonable access to the Officers of the Company in order to discuss the Company's business.

      14.3  ANNUAL AND QUARTERLY REPORTS.

      (a) The Board of Directors shall within 45 days after the end of the first three Fiscal Quarters and within 90 days after the close of a Fiscal Year, deliver or mail to the Members, the quarterly and annual, respectively, financial statements of the Company.

      (b) The income statements and balance sheets referred to in this Section
14.3 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Company or the certificate of an authorized officer of the Company that such financial statements were prepared without audit from the books and records of the Company.

      (c) The annual financial statements of the Company shall be audited by independent accountants, and independent accountants shall participate in the preparation of quarterly financial statements of the Company, in each case consistent with the rules of the Securities and Exchange Commission relating to annual and quarterly financial statements of publicly traded companies.

                                   ARTICLE 15

                              DEFAULTS AND REMEDIES

      15.1 DEFAULTS. If a Member materially defaults in the performance of its obligations under this Agreement, and such default is not cured within ten (10) days after notice of such default is given by a Director to the defaulting Member for a default that can be cured by the payment of money, or within thirty
(30) days after notice of such default is given by a Director to the defaulting Member for any other default, then the non-defaulting Members shall have the rights and remedies described in Section 15.2 hereunder in respect of the default.

      15.2 REMEDIES. If a Member fails to perform its obligations under this Agreement, any other Member shall have, in addition to any rights and remedies provided hereunder, all such rights and remedies as are provided at law or in equity.

      15.3 NO WAIVER. No consent or waiver, express or implied, by a Member to or of any breach or default by another Member in the performance by such other Member of its obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by any other Member. Failure by a Member to complain of any act or omission to act by another Member, or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1  AMENDMENTS.

      (a) Subject to any contrary provisions of the Act, this Agreement may be amended only by the affirmative vote of Members owning all of the Class Membership Interest of both Class C and Class P. Any such amendment shall be in writing, duly executed by all the Members.

      (b) Subject to any contrary provisions of the Act, the Certificate may only be amended by the affirmative vote of Members owning one hundred percent (100%) of all of the Percentage Interests entitled to vote. Any such amendment shall be in writing, and shall be executed and filed in accordance with section 18-202 of the Act.

      16.2 REPRESENTATION OF SHARES OF COMPANIES OR INTERESTS IN OTHER ENTITIES. The chief executive officer, any vice president or the secretary or any assistant secretary of this Company is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares of any other company or companies, or any interests in any other entity, standing in the name of this Company. The authority herein granted to said officers to vote or represent on behalf of this Company any and all shares held by this Company in any other company or companies, or any interests in any other entity, may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

      16.3 SEAL. The Members or Board of Directors may adopt a seal of the Company in such form as the Members or the Board of Directors (as the case may be) shall decide.

      16.4 ACTIONS BY CLASS P MEMBERS AND CLASS C MEMBERS. Phillips shall ensure that each of the Class P Members, and ChevronTexaco shall ensure that each of the Class C Members, takes all actions necessary to be taken by such Member in order to fulfill the obligations of such Member, or of Phillips or ChevronTexaco, as the case may be, under this Agreement.

      16.5 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement between the Members with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

      16.6 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Article 13 are for the benefit of the persons to be indemnified by the Company.

      16.7  GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL.

      (a) This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, without regard to Delaware choice of law provisions.

      (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

      (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

      (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 16.7.

      16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

      16.9 TITLES AND SUBTITLES; FORM OF PRONOUNS; CONSTRUCTION AND DEFINITIONS. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Sections or Articles are to the Sections or Articles in this Agreement. Unless the context otherwise requires, the term "including" shall mean "including, without limitation".

      16.10 DELAWARE LIMITED LIABILITY COMPANY ACT PREVAILS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Act and the Delaware General Corporation Law shall govern the construction of this Agreement; provided, however, that in the event of any inconsistency between such laws, the provisions of the Act shall prevail.

      16.11 SEVERABILITY. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

      16.12 EFFECTIVE DATES OF AMENDMENTS. The amendments made by Amendment No. 1 to the Amended & Restated LLC Agreement which is restated in Section 9.2(h) hereof remain effective as of July 1, 2000. All other amendments made by this Agreement are effective as of the date first set forth above.

      IN WITNESS WHEREOF, the undersigned hereby execute this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.



                                 CHEVRON U.S.A. INC.


                                 By    /s/ ROBERT C. GORDAN
                                    -------------------------------
                                 Name      Robert C. Gordan
                                 Title     Assistant Treasurer



                                 CHEVRONTEXACO CORPORATION


                                 By    /s/ ROBERT C. GORDAN
                                    -------------------------------
                                 Name    Robert C. Gordan
                                 Title   Assistant Treasurer

                                 PHILLIPS PETROLEUM COMPANY


                                 By     /s/ J. W. SHEETS
                                    -------------------------------
                                 Name   J. W. Sheets

                                 Title  Vice President and Treasurer



                                 PHILLIPS CHEMICAL HOLDINGS COMPANY

                                 By     /s/ FRANCES M. VALLEJO
                                    -------------------------------
                                 Name   Frances M. Vallejo
                                 Title  Vice President and Assistant Treasurer



                                 WESTTEX 66 PIPELINE CO.

                                 By      /s/ FRANCES M. VALLEJO
                                    -------------------------------
                                 Name    Frances M. Vallejo
                                 Title   Vice President and Assistant Treasurer


                                 PHILLIPS PETROLEUM INTERNATIONAL
                                 CORPORATION

                                 By      /s/ FRANCES M. VALLEJO
                                    -------------------------------
                                 Name    Frances M. Vallejo
                                 Title   Vice President and Assistant Treasurer

                                   SCHEDULE 1

                         NAMES AND ADDRESSES OF MEMBERS


Chevron U.S.A. Inc.
575 Market Street
San Francisco, CA 94105

Phillips Petroleum Company
Phillips Building
Bartlesville, OK 74004

Phillips Chemical
Holdings Company
1250 Adams Building
Bartlesville, OK 74004

WesTTex 66 Pipeline Co.
1250 Adams Building
Bartlesville, OK 74004

Phillips International Petroleum Corporation
1250 Adams Building
Bartlesville, OK 74004





                                      S1-1

                                   SCHEDULE 2

  NAMES, CLASS OF MEMBERSHIP INTEREST, CAPITAL CONTRIBUTIONS AND PERCENTAGE
                              INTERESTS OF MEMBERS

                                                                                                              PREFERRED
                                         CLASS OF MEMBERSHIP                                PERCENTAGE        PERCENTAGE
            NAME OF MEMBER                    INTEREST          DATES OF CONTRIBUTIONS       INTEREST          INTEREST
         Chevron U.S.A. Inc.
          575 Market Street                                          Closing and
       San Francisco, CA 94105                    C                  July 1, 2002              50%               50%

      Phillips Petroleum Company
          Phillips Building                                          Closing and
        Bartlesville, OK 74004                    P                  July 1, 2002             37.9%             37.9%
          Phillips Chemical
           Holdings Company
         1250 Adams Building                                         Closing and
        Bartlesville, OK 74004                    P                  July 1, 2002              .4%               .4%
       WesTTex 66 Pipeline Co.
         1250 Adams Building                                         Closing and
        Bartlesville, OK 74004                    P                  July 1, 2002              2.1%              2.1%
   Phillips International Petroleum
             Corporation
         1250 Adams Building                                         Closing and
        Bartlesville, OK 74004                    P                  July 1, 2002              9.6%              9.6%

          TOTAL ALL MEMBERS                                                                    100%              100%
          -----------------                                                                    ----              ----




                                      S2-1

                                   SCHEDULE 3

                       REIMBURSEABLE CAPITAL EXPENDITURES



NAME OF MEMBERS                          REIMBURSABLE CAPITAL EXPENDITURE

Chevron U.S.A. Inc.                                $310 Million

Phillips Petroleum Company                         $200 Million

Drilling Specialties Co.                           $1.2 Million

WesTTex 66 Pipeline Co.                            $5 Million

Phillips Petroleum International Corporation       $47 Million






                                      S3-1